                                                                   EXHIBIT 10.39

                             XINHUA FINANCE LIMITED
                                   (Purchaser)

                                       AND

                                  LU CHIN CHIEN
                                    (Vendor)

                                       AND

                                     LI TONG
                                   (Warrantor)

                                       AND

                        MING SHING INTERNATIONAL LIMITED
                                    (Company)

                                   ----------

                            SHARE PURCHASE AGREEMENT
                     IN RESPECT OF SHARES IN THE CAPITAL OF
                        MING SHING INTERNATIONAL LIMITED

                                   ----------

                                December 21, 2005

                                    Hong Kong

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                                TABLE OF CONTENTS

Item           Description                                                  Page
----           -----------                                                  ----
1.             DEFINITIONS...............................................
       1.1     Definitions...............................................
       1.2     Interpretation............................................
       1.3     Recitals, Schedules.......................................
       1.4     Joint Obligations.........................................

2.             SALE AND PURCHASE OF SALE SHARES..........................
       2.1     Sale......................................................
       2.2     Purchase Price............................................
       2.3     Release...................................................
       2.4     The Company's Release Obligations.........................
       2.5     The Vendor's Release Obligations..........................
       2.6     The Purchaser Release Obligations.........................
       2.7     Deferral of the Release...................................
       2.8     Closing...................................................
       2.9     Further Covenants.........................................
       2.10    Covenants of the Company and the Purchaser Post-Closing...
       2.11    Board of Directors........................................
       2.12    Covenants of the Vendor and the Warrantor Post-Closing....

3.             COVENANTS PRIOR TO CLOSING................................
       3.1     Covenants.................................................
       3.2     Access to Information.....................................
       3.3     Rescission................................................

4.             REPRESENTATIONS, WARRANTIES AND COVENANTS IN RESPECT OF
               THE GROUP.................................................
       4.1     The Offshore Companies....................................
       4.2     The PRC Companies.........................................
       4.3     General...................................................

5.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR...
       5.1     Power and Authority.......................................
       5.2     Sale Shares...............................................
       5.3     Encumbrances..............................................

6.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               WARRANTOR.................................................
       6.1     Power and Authority.......................................
       6.2     Sale Shares...............................................
       6.3     Encumbrances..............................................
       6.4     Acknowledgement...........................................

7.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               PURCHASER.................................................
       7.1     Organisation and Qualification............................

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
       7.2     Authorisation.............................................
       7.3     Power and Authority.......................................

8.             LIMITATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS...
       8.1     Survival of Representation and Warranties.................
       8.2     Investigation or Knowlegdge...............................
       8.3     Limitations on Liability..................................

9.             CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT RELEASE......
       9.1     Representations and Warranties............................
       9.2     Due Diligence.............................................
       9.3     Performance...............................................
       9.4     No Material Adverse Change................................
       9.5     Deliverables..............................................
       9.6     Board Approval............................................

10.            INDEMNITY.................................................
       10.1    Indemnity.................................................
       10.2    Costs.....................................................
       10.3    Survival of Indemnification...............................
       10.4    Third Party Claims........................................
       10.5    Settlement of Claims......................................
       10.6    Certain Tax Matters.......................................
       10.7    Limitation................................................
       10.8    Indemnification by Purchaser..............................

11.            NON-COMPETE COVENANT......................................
       11.1    Non Competition...........................................
       11.2    Nonsolicitation of Clients................................
       11.3    Separate Obligations......................................
       11.4    Reasonableness............................................
       11.5    Equitable Relief..........................................
       11.6    Default...................................................

12.            TERMINATION...............................................
       12.1    Termination...............................................
       12.2    Effect of Termination.....................................

13.            MISCELLANEOUS.............................................
       13.1    Survival of Warranties....................................
       13.2    Successors and Assigns....................................
       13.3    Governing Law and Jurisdiction............................
       13.4    Arbitration...............................................
       13.5    Counterparts..............................................
       13.6    Titles and Subtitles......................................
       13.7    Notices...................................................
       13.8    Expenses..................................................
       13.9    Severability..............................................
       13.10   Entire Agreement..........................................

EXECUTION PAGE...........................................................

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
SCHEDULE A   CORPORATION DETAILS OF THE COMPANY..........................
SCHEDULE B   SCHEDULE OF THE GROUP.......................................
SCHEDULE C   LIST OF INTERNAL CONTROL AGREEMENTS.........................
SCHEDULE D   CORPORATE DETAILS OF THE GROUP IMMEDIATELY FOLLOWING THE
             RELEASE AND AT CLOSING......................................
SCHEDULE E   MATERIAL CONTRACTS..........................................
SCHEDULE F   LEASES......................................................
SCHEDULE G   FORM OF MANAGEMENT CONTRACTS................................
SCHEDULE H   LIST OF BANK ACCOUNTS AND DETAILS...........................
SCHEDULE I   LIST OF KEY MANAGEMENT TEAM.................................
SCHEDULE J   COMPANY'S DELIVERABLES......................................
SCHEDULE K   REORGANIZATION DELIVERABLES.................................
SCHEDULE L   LIST OF PERSONS TO ENTER INTO DEED OF NON-COMPETITION
             UNDERTAKING AND RELEASE.....................................
SCHEDULE M   FORM OF DEED OF NON-COMPETITION UNDERTAKING AND RELEASE.....

THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made on the 21s day of December 2005.

BETWEEN

(1) XINHUA FINANCE LIMITED, a company incorporated under the laws of the Cayman Islands and listed on the Mothers Board of the Tokyo Stock Exchange (Symbol: 9399) (the "PURCHASER");

(2) LU CHIN CHIEN, holder of Taiwan passport no. 132504107 residing at 102, No. 22, Tongji Green Park, Yangpu District, Shanghai, PRC (the "VENDOR");

(3) LI TONG, a citizen of the PRC and holder of PRC identity card number 110101196205293025 residing at No. 2403, Entrance B, No. 4 Building, Block One, Fangcheng Garden, Fengtai District, Beijing, PRC (the "WARRANTOR"); and

(4) MING SHING INTERNATIONAL LIMITED, a company incorporated under the laws of the British Virgin Islands with registration number 679686 and a registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "COMPANY").

WHEREAS

A. The Vendor is the holder of legal title to the Sale Shares representing 100% of the issued and outstanding share capital of the Company.

B.   The Vendor holds the Sale Shares solely for and on behalf of the Warrantor.

C. The Purchaser desires to purchase from the Vendor and the Warrantor and the Vendor and the Warrantor desire to sell to the Purchaser all of the legal and beneficial interests in and to the Sale Shares on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Purchaser, the Vendor, the Warrantor and the Company agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

     "ACTIVE" means Active Advertising Agency Limited, a company incorporated under the laws of Hong Kong, the details of which are set out in Schedule D;

     "AFFILIATES" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "AGREED FORM" means, in relation to any document, the form of that document which has been agreed upon by each of the parties hereto or their legal advisors before Release;

     "ANCILLARY AGREEMENTS" means this Agreement, the Internal Control Agreements and all other agreements contemplated herein;

     "BEIJING JINLONG" means Beijing Jinlong Runxin Advertising Co., Ltd., a company established under the laws of the PRC, the details of which are set out in Schedule D;

     "BEIJING LONGMEI" means Beijing Longmei Television and Broadcast Advertising, a company established under the laws of the PRC, the details of which are set out in Schedule D;

     "BEIJING SHANGTUO" means Beijing Shangtuo Zhiyang Advertising Co., Ltd., a company established under the laws of the PRC;

     "BOARD" means the board of Directors of the Company;

     "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday and Friday on which banks in Hong Kong or the PRC are not required or permitted by laws to be closed;

     "CLAIMANT" shall have the meaning provided in Clause 13.4;

     "CLOSING" shall have the meaning provided in Clause 2.8;

     "CLOSING DATE" shall have the meaning provided in Clause 2.8;

     "COMPANY SHARES" means ordinary shares each with a par value of US$1.00 in the capital of the Company;

     "CONSENTS" means any consent, approval, order, or authorization of or registration, declaration, or filing with or exemption by or from a Governmental Entity;

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "DIRECTORS" means the members from time to time of the Board;

     "DISCLOSURE LETTER" means a letter described as such to be prepared by the Vendor and delivered to the Purchaser simultaneously with the execution of this Agreement;

     "DISPUTE NOTICE" shall have the meaning provided in Clause 13.4;

     "ENCUMBRANCES" means and includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, claims, agreements, equities, lien or assignment and other third party rights of any nature whatsoever and together with all rights of any nature whatsoever now or hereafter attaching or accruing to the property including, where the property is shares or equity interests in a company, all rights to any dividends or other distribution declared paid or made in respect of them, or any other encumbrance, priority or security interest or arrangement of whatsoever nature over or in the relevant property;

     "ESCROW AGENT" means Preston Gates & Ellis of 35th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong;

     "ESCROW AGREEMENT" means the escrow agreement entered into among the Vendor, the Warrantor, the Purchaser and the Escrow Agent;

     "ESCROWED PAYMENT" shall have the meaning provided in Clause 2.2(a);

     "FINAL DETERMINATION" shall have the meaning provided in Clause 11.6;

     "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign;

     "GROUP" means, collectively, the Offshore Companies and the PRC Companies;

     "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

     "HONG KONG GAAP" means generally acceptable accounting principles in Hong Kong;

     "HUOLI" means Active Advertising (Guangzhou) Co., Ltd., a company established under the laws of the PRC, the details of which are set out in Schedule D;

     "IFRS" means the International Financial Reporting Standards promulgated by the International Accounting Standards Board from time to time;

     "INDEMNIFIED PARTY" shall have the meaning provided in Clause 10.4;

     "INDEMNIFYING PARTY" shall have the meaning provided in Clause 10.4;

     "INITIAL PAYMENT" shall have the meaning provided in Clause 2.2(a);

     "INTELLECTUAL PROPERTY" means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property;

     "INTERIM AGREEMENT" means the agreement dated 24 November 2005 entered into among the Purchaser, the Vendor and the Warrantor;

     "INTERNAL CONTROL AGREEMENTS" means the contracts, agreements and documents set out in Schedule C;

     "KEY WARRANTIES" means the representations and warranties contained in Clauses 4.1(a), (b), (c), (d), (e), (s) and (u) and Clauses 4.2(a), (b),
     (c), (d), (e), (s) and (u);

     "LICENSED INTELLECTUAL PROPERTY" means any and all license rights granted to the Group in any third party intellectual property or other proprietary or personal rights, including any and all of the following that are licensed to any member of the Group anywhere in the world: trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, corporate names, business names, brand names, service marks and trade dress; patents; concepts; prototypes; drawings; designs; logos; trade dress;

     distinguishing guises; certification marks; official marks; mask works; utility models; domain names and other identifiers for internet protocol addresses and networks, fictional characters, and other indicators of source or business identifiers, and all goodwill associated therewith; copyrights and copyrightable works; databases; graphics; schematics; marketing, sales and user data and strategies and customer lists; technology; trade secrets, including confidential know-how, inventions, invention disclosures, inventor's notes, improvements, discoveries, formulae, specifications and processes; computer software programs of any kind (in both source and object code form); application programming interfaces; protocols; and any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "MANAGEMENT" means the key management team of each member of the Group listed in Schedule I;

     "MANAGEMENT CONTRACTS" means the four-year management employment contracts substantially in the form set out in Schedule G to be entered into by each member of Management;

     "MARKET VALUE" shall mean, with respect to XFL Shares, the average of the closing price of XFL Shares on the Mothers Board of the Tokyo Stock Exchange for the fifteen (15) trading days up to and including the third trading day prior to the applicable Subsequent Payment date (adjusted to give effect to any stock splits, dividends or other recapitalizations occurring during such fifteen-day period), calculated using the closing Dollar/Japanese yen exchange rate as reported by Bloomberg for the day immediately preceding the applicable Subsequent Payment date;

     "MATERIAL ADVERSE CHANGE" means any event, circumstance or occurrences which might reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Group taken as a whole;

     "MATERIAL OFFSHORE CONTRACTS" shall have the meaning provided in Clause 4.1(l);

     "MATERIAL PRC CONTRACTS" shall have the meaning provided in Clause 4.2(l);

     "MEMORANDUM AND ARTICLES" means the memorandum and articles of association of the Company as may be amended from time to time;

     "NON-COMPETE PERIOD" shall have the meaning provided in Clause 11.1;

     "OFFSHORE BALANCE SHEET" shall have the meaning provided in Clause 4.1(s);

     "OFFSHORE CHARTER DOCUMENTS" shall have the meaning provided in Clause 4.1(b);

     "OFFSHORE FINANCIAL STATEMENTS" shall have the meaning provided in Clause 4.1(s);

     "OFFSHORE COMPANIES" means, collectively, the Company, Upper Will and
     Active;

     "OFFSHORE LEASE" or "OFFSHORE LEASES" shall have the meanings provided in Clause 4.1(v);

     "OFFSHORE RETURNS" shall have the meaning provided in Clause 4.1(u);

     "OFFSHORE RETURN PERIODS" shall have the meaning provided in Clause 4.1(u);

     "OWNED INTELLECTUAL PROPERTY" means any and all of the following that are owned (including joint ownership) or held by the Group anywhere in the world: trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, corporate names, business names, brand names, service marks and trade dress; patents; concepts; prototypes; drawings; designs; logos; trade dress; distinguishing guises; certification marks; official marks; mask works; utility models; domain names and other identifiers for internet protocol addresses and networks, fictional characters, and other indicators of source or business identifiers, and all goodwill associated therewith; copyrights and copyrightable works; databases; graphics; schematics; marketing, sales and user data and strategies and customer lists; technology; trade secrets, including confidential know-how, inventions, invention disclosures, inventor's notes, improvements, discoveries, formulae, specifications and processes; computer software programs of any kind (in both source and object code form); application programming interfaces; protocols; and any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "PAYMENT DEFAULT" shall have the meaning provided in Clause 11.6;

     "PERMITTED RESTRUCTURING" means any merger, consolidation, sale, transfer or disposal or any form of restructuring relating solely to the corporate structure or business or operations of the Group which is not prohibited under Clause 2.10(f);

     "PERSON" or "PERSONS" means any natural person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority;

     "PRC" means the People's Republic of China;

     "PRC BALANCE SHEET" shall have the meaning provided in Clause 4.2(s);

     "PRC CHARTER DOCUMENTS" shall have the meaning provided in Clause 4.2(b);

     "PRC COMPANIES" means, collectively, Huoli, Taide, Shangtuo Zhiyang, Beijing Longmei, Beijing Jinlong and Yuanxin;

     "PRC FINANCIAL STATEMENTS" shall have the meaning provided in Clause
     4.2(s);

     "PRC LEASE" or "PRC LEASES" shall have the meanings provided in Clause 4.2(v);

     "PRC RETURNS" shall have the meaning provided in Clause 4.2(u);

     "PRC RETURN PERIODS" shall have the meaning provided in Clause 4.2(u);

     "PRE-RELEASE TAX PERIOD" shall have the meaning provided in Clause 10.6;

     "PURCHASE PRICE" shall have the meaning provided in Clause 2.2;

     "PURCHASER NOMINEES" means, collectively, Wang Yong Hong, a PRC national and holder of PRC identity card number 110101197401091548 and Eric An, a PRC national and holder of PRC identity card number 510402721105001;

     "RELEASE" shall have the meaning provided in Clause 2.3;

     "RELEASE DATE" shall have the meaning provided in Clause 2.3;

     "RELEASE DELIVERABLE AGREEMENTS" shall have the meaning provided in Clause 2.5(h);

     "REORGANIZATION DELIVERABLES" shall have the meaning provided in Clause 2.5(j);

     "RESPONDENT" shall have the meaning provided in Clause 13.4;

     "RMB" means renminbi, the lawful currency of the PRC;

     "SALE SHARES" means the one thousand (1,000) Company Shares to be sold by the Vendor and procured to be sold by the Warrantor and purchased by the Purchaser under this Agreement;

     "SHANGTUO ZHIYANG" means Shangtuo Zhiyang International Advertising (Beijing) Co., Ltd., a company established under the laws of the PRC, the details of which are set out in Schedule D;

     "STRADDLE PERIOD" shall have the meaning as provided in Clause 10.6;

     "SUBSEQUENT AMOUNTS" means, collectively, the 2005 Amount, the 2006 Amount and the 2007 Amount and "SUBSEQUENT AMOUNT" means any one of them;

     "SUBSEQUENT PAYMENT DATES" means, collectively, the 2005 Payment Date, the 2006 Payment Date and the 2007 Payment Date and "SUBSEQUENT PAYMENT DATE" means any one of them;

     "SUBSEQUENT PAYMENTS" shall have the meaning provided in Clause 2.2(b);

     "SUBSIDIARY" means a corporation, partnership, limited liability company, or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests that are sufficient to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity;

     "TAIDE" means Beijing Taide Advertising Co., Ltd., a company incorporated under the laws of PRC, the details of which are set out in Schedule D;

     "TAX SETTLEMENT OPTION" shall have the meaning set out in Clause 10.6;

     "TRINITY HONG KONG" means Trinity Advertising Agency Limited, a company incorporated under the laws of Hong Kong,;

     "TRINITY SHENZHEN" means Shenzhen Trinity Advertising Co., Ltd., a company incorporated under the laws of the PRC;

     "SHENZHEN ACTIVE TRINITY" means Shenzhen Active Trinity Advertising Co., Ltd., a company incorporated under the laws of the PRC, the details of which are set out in Schedule D;

     "UPPER WILL" means Upper Will Enterprises Limited, a company incorporated under the laws of the British Virgin Islands, the details of which are set out in Schedule D;

     "US GAAP" means generally accepted accounting principles promulgated by the American Institute of Certified Public Accountants from time to time;

     "US$" and "US DOLLARS" means the lawful currency of the United States of America;

     "XFL SHARES" means the shares in the capital of the Purchaser of a par value of HK$20 per share;

     "YUANXIN" means Shanghai Yuanxin Advertising Co., Ltd., a company established under the laws of the PRC, the details of which are set out in Schedule D;

     "2005 AMOUNT" shall have the meaning provided in Clause 2.2 (b)(i);

     "2005 WORKING CAPITAL PAYMENT AMOUNT" means an amount equal to the sum of
     (a) current assets less (b) current liabilities, and less (c) the three month working capital requirements as determined by a firm of international accountants appointed by the Purchaser (such determination to be final and binding except in the case of manifest error) and in each case, for Active, Trinity and Trinity Shenzhen based on Hong Kong GAAP and Taide, Huoli, Beijing Longmei, Beijing Jinlong and Yuanxin based on PRC local tax statutory reporting standards, as determined by a firm of international accountants selected by the Purchaser;

     "2006 FINANCIALS" and "2007 FINANCIALS" mean the Company's audited consolidated financial statements of the Company (to include the PRC Companies and if the Permitted Restructuring occurs, the "Group" shall include such other companies to which assets or businesses of the Group or any part thereof are transferred or sold pursuant to the Permitted Restructuring or any new or existing companies or entities which are created or formed for holding members of the Group or which result or originate from the merger, combination, amalgamation, consolidation or restructuring of members of the Group or their operations or businesses pursuant to the Permitted Restructuring) attributable to the business of the Group for the financial years ended 2006 and 2007, in each case prepared in accordance with IFRS or US GAAP by a firm of international accountants selected by the Purchaser;

     "2005 NET PROFIT" means the aggregate of (i) 2005 net profit of Active, Trinity and Trinity Shenzhen based on Hong Kong GAAP and (ii) 2005 net profit of Taide, Huoli, Beijing Longmei, Beijing Jinlong and Yuanxin based on PRC local tax statutory reporting standards as determined by a firm of international accountants selected by the Purchaser;

     "2006 NET PROFIT" and "2007 NET PROFIT" mean the Company's consolidated (to include the PRC Companies) profit after taxation attributable to the business of the Group being carried on as a going concern in the ordinary course set out respectively in the 2006 Financials and 2007 Financials prepared in accordance with IFRS or US GAAP (at the sole discretion of the Purchaser) in each case excluding extraordinary items and professional fees incurred for preparation of the financial statements;

     The Net Profit (including the "2005 NET PROFIT", "2006 NET PROFIT" and "2007 NET PROFIT") shall not take into account any expenses or provision made or gain recognised relating to amortization, written-off, impairment loss or adjustment of goodwill which arises from acquisitions or disposal of companies or business by the Group in the preparation of the Accounts. The Net Profit shall not take into account any expenses (whether professional or otherwise) which may be incurred by the Group in connection with a restructuring of the business or operations of the Group;

     "2005 PAYMENT DATE" shall the meaning provided in Clause 2.2 (b)(i);

     "2006 AMOUNT" shall have the meaning provided in Clause 2.2 (b)(ii);

     "2006 PAYMENT DATE" shall the meaning provided in Clause 2.2 (b)(ii);

     "2007 AMOUNT" shall have the meaning provided in Clause 2.2 (b)(iii); and

     "2007 PAYMENT DATE" shall the meaning provided in Clause 2.2 (b)(iii).

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

     (b) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     (c) all times and dates in this Agreement shall be Hong Kong times and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing one gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

1.3 Recitals, Schedules. All Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

1.4 Joint Obligations. Warranties, covenants, indemnities or other obligations expressed in this Agreement to be given by more than one party shall be deemed to be given by such parties on a joint and several basis unless otherwise expressly provided for.

2.   SALE AND PURCHASE OF SALE SHARES

2.1 Sale. Subject to the terms and conditions set out in this Agreement, the Vendor and the Warrantor agree to sell to the Purchaser and the Purchaser (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) agrees to purchase from the Vendor and the Warrantors, the Sale Shares for the Purchase Price free and clear of all Encumbrances including all rights to any dividends or other distribution declared paid or made in respect of them after the Release Date.

2.2 Purchase Price. The purchase price (the "PURCHASE PRICE") for the Sale Shares shall comprise of the Initial Payment and the Subsequent Payments, determined and payable in the manner, at the times and in the amounts set forth in this Clause 2.2:

     (a) an initial payment (the "INITIAL PAYMENT") of twenty-nine million US dollars (US$29,000,000), which shall be payable as follows:

          (i) twenty million US dollars (US$20,000,000) (the "ESCROWED PAYMENT") by wire transfer from the Escrow Agent at Release to a bank account designated jointly by the Vendor and the Warrantor; and

          (ii) nine million US dollars (US$9,000,000) by wire transfer at Release to a bank account jointly designated by the Vendor and the Warrantor; and

     (b) subsequent payments (the "SUBSEQUENT PAYMENTS") consisting of the 2005 Amount, the 2006 Amount and the 2007 Amount which shall be determined and paid as follows:

          (i) an amount (the "2005 AMOUNT") equal to the product of ((A) 2005 Net Profit and (B) 12)) minus US$20,000,000 which shall be paid by the Purchaser no later than twenty (20) Business Days after the date of determination of the 2005 Net Profit (the date such payment is required being the "2005 PAYMENT DATE");

          (ii) an amount (the "2006 AMOUNT") equal to the product of ((A) 2006 Net Profit, (B) 12 and (C) 0.7)), minus the sum of ((D) US$20,000,000 and (E) the 2005 Amount) which shall be paid by the Purchaser no later than twenty (20) Business Days after the date of issuance of the 2006 Financials (the date such payment is required being the "2006 PAYMENT DATE");

          (iii) an amount (the "2007 AMOUNT") equal to the product of ((A) 2007 Net Profit, (B)12 and (C) 0.3)) which shall be paid by the Purchaser no later than twenty (20) Business Days after the date of issuance of the 2007 Financials (the date such payment is required being the "2007 PAYMENT DATE".

     (c) On each of 2005 Payment Date, 2006 Payment Date and 2007 Payment Date, the Purchaser shall pay to the Vendor or any other person jointly designated by the Vendor and the Warrantor the 2005 Amount, the 2006 Amount and 2007 Amount, respectively.

     (d) The Purchaser shall pay each Subsequent Amount in a combination of (A) money in US dollars in an amount equal to 50% of such sum, and (B) delivery of XFL Shares, rounded up to the nearest whole share, with an aggregate Market Value equal to 50% of such sum; provided, however, that:

          (i) the Purchaser may, in its sole discretion, deliver to the Vendor or any other person jointly designated by the Vendor and the Warrantor money in US dollars in lieu of all or a portion of the portion of the Subsequent Amount otherwise deliverable to the Vendor in XFL Shares;

          (ii) if any XFL Shares payable to the Vendor as a portion of any Subsequent Amount are not actively traded on the Tokyo Stock Exchange or a comparable public trading market, then the Purchaser shall, not less than ten (10) Business Days prior to the applicable Subsequent Payment Date, so notify the Vendor, and the Vendor may, by notice to be delivered to the Purchaser not less than three (3) Business Days prior to the relevant Subsequent Payment Date, elect to receive money in US dollars in lieu of such XFL Shares; and

          (iii) any portion of the Subsequent Amount payable by Purchaser to the Vendor in money's worth pursuant to this Clause 2.2(d) shall be transferred by the Purchaser to the Vendor by wire transfer of immediately available funds pursuant to wire transfer instructions delivered to the Purchaser by the Vendor pursuant to Clause 2.2(e) herein no later than three (3) Business Days in advance of the applicable Subsequent Payment Date and any portion of the Subsequent Amount that is payable with XFL Shares by issuing to the Vendor or any other person jointly designated by the Vendor and the Warrantor the relevant number of XFL Shares free from all Encumbrances on the applicable Subsequent Payment Date.

     (e)  Notwithstanding any other provision contained herein, at least three
          (3) Business Days in advance of any Subsequent Payment Date, the Vendor shall, in writing, advise the Purchaser of the manner in which the Purchaser shall deliver such Subsequent Payment. Specifically, the Vendor shall advise the Purchaser of the persons and necessary account information where such payments shall be made and if applicable, to whom such XFL Shares should be issued and all information reasonably requested by the Purchaser and/or any applicable Governmental Entity in connection with the issuance of such XFL Shares. If the Purchaser has failed to issue the relevant XFL Shares to the Vendor or any other person jointly designated by the Vendor and the Warrantor in accordance with Clause 2.2(d)(iii) on a relevant Subsequent Payment Date then the Vendor may, by notice to be delivered to the Purchaser, elect to receive money in US dollars in lieu of such XFL Shares except where:

          (i)  there is a dispute as to the amount of any Subsequent Payment;

          (ii) all relevant information for the issuance of the XFL Shares has not been provided to the Purchaser in accordance with Clause 2.2(e);

          (iii) the Vendor or any other person jointly designated by the Vendor and the Warrantor has refused to accept the relevant XFL Shares in any way or for any reason.

     (f) The Purchaser shall appoint an international auditng firm to determine the 2005 Net Income and the 2005 Working Capital Payment Amount. The Vendor shall have the right to disclose the audit results to the key management of Taide and Active as in Schedule I.

     (g) The Purchaser shall, on the 2005 Payment Date, pay to the person the Vendor and the Warrantor jointly designate an amount in US dollars equivalent to the 2005 Working Capital Payment Amount.

     (h) The Purchaser and the Vendor shall bear the costs incurred in determining the 2005 Working Capital Payment Amount in equal shares.

     (i) Annual audits shall be performed to determine 2006 Financials and 2007 Financials with an international audit firm specified by the Purchaser. The audits will cover the Group on a consolidated basis and the Vendor shall have the right to disclose the audit results to the key management of Taide and Active as in Schedule I.

2.3 Release. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Clause 9, the release of certain documents relating to the Group and the Initial Payment (the "RELEASE") shall take place at the offices of the Escrow Agent, or at such other time and place as the Purchaser, the Vendor and the Company all agree in writing. The date and time of the Release are herein referred to as the "RELEASE DATE". The Purchaser shall not be obliged to authorize the release of the Escrowed Payment or complete the purchase of the Sale Shares unless all the conditions set forth in Clause 9 are fulfilled or waived by the Purchaser. If all of the conditions set for in Clause 9 are not fulfilled or waived by the Purchaser on or before 20 December 2005 the Purchaser shall not be obliged to authorize the release of the Escrowed Payment or complete the Purchase of the Sale Shares. Without prejudice to any other remedies available to the Purchaser, the Purchaser may defer the Release until all conditions set forth in Clause 9 are fulfilled or waived.

2.4 The Company's Release Obligations. As conditions to the Release the Company shall deliver to the Purchaser:

     (a) all such documents and records for the Company as set out in Schedule J hereto;

     (b) authorization given by the Company to the Company's agent in the British Virgin Islands responsible for keeping the originals of its corporate records to receive and accept instructions from the Purchaser and its agents and acknowledged by such British Virgin Islands agent, all in form and substance satisfactory to the Purchaser; and

     (c) a certificate issued by an officer of the Company confirming that the Company is not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein contained.

2.5  The Vendor's Release Obligations. As conditions to the Release the Vendor:

     (a) shall deliver to the Purchaser an undated instrument of transfer for the Sale Shares by the registered holders thereof in favour of the Purchaser or such other person as the Purchaser may designate together with (i) the share certificates representing the Sale Shares; (ii) a certified copy of the articles of association of the Company; and
          (iii) certified copy of the directors' resolution approving the transfer of the Sale Shares;

     (b) shall deliver to the Purchaser a form of deed of non-competition undertakings and release in the form set out in Schedule M for the persons set out in Schedule L and all powers of attorney or other authorities under which the transfers of the Sale Shares have been executed (if any);

     (c) if applicable, shall deliver to the Purchaser undated resignations of those resigning Directors of the Company executed by such resigning Directors of the Company;

     (d) shall deliver to the Purchaser such waivers or consents as the Purchaser may require enabling the Purchaser to be registered as the holders of the Sale Shares;

     (e) shall deliver to the Purchaser such other documents as may be required to give to the Purchaser good title to the Sale Shares and to enable the Purchaser to become the registered holders thereof;

     (f) shall deliver to the Purchaser written confirmation that the Vendor is not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein contained;

     (g) shall deliver to the Purchaser the following agreements (the "RELEASE DELIVERABLE AGREEMENTS"):

          (i) the Management Contracts duly executed and delivered by the parties to them; and

          (ii) all Internal Control Agreements duly executed by the parties to them;

     (h) shall cause the equity transfer forms, relevant corporate approvals, and all other documents necessary for the Purchaser's Nominee to be registered as the only shareholder(s) of Taide to be filed with the relevant approval authorities in the PRC;

     (i) shall deliver to the Purchaser all documents set out in Schedule K (the "REORGANIZATION DELIVERABLES") and.

     (j) shall execute and file with the relevant Administration of Industry and Commerce all documents required to effect (k) above.

2.6 The Purchaser Release Obligations. Upon Release, the Purchaser shall deliver or cause to be delivered to the Vendor or such other party as the Vendor and the Warrantor jointly direct in accordance with this Agreement:

     (a)  the instruction to the Escrow Agent to release the Escrowed Payment;
          and

     (b)  the remainder of the Initial Payment (less the Escrowed Payment).

2.7 Deferral of the Release. Subject to Clause 12.1(c), the Purchaser shall not be obliged to complete the Release unless all conditions for Release are fulfilled or waived in accordance with this Agreement. Without prejudice to any other remedies available to the Purchaser, if any provision of Clause
     2.4 or Clause 2.5 has not been complied with by the Company or by the Vendor on the Release Date, the Purchaser may:

     (a) proceed with the Release so far as practicable (without prejudice to its rights hereunder); or

     (b) rescind its obligations to purchase the Sale Shares under this Agreement without prejudice to any other remedy and without incurring any liability to the Company, the Vendor or the Warrantor whereupon the Escrow Agent shall repay the Escrowed Payment and any interest accrued thereon to the Purchaser.

2.8 Closing. The Purchaser may register the transfer of the Sale Shares at such time as it may determine to effect the purchase and sale of the Sales Shares (the "CLOSING") which shall take place at the offices of the Escrow Agent and at such time (the "CLOSING DATE") as the Purchaser may determine by notice to the Vendor, the Warrantor and the Company which shall not be later than 15 January 2006 in any event except with the agreement of the Parties. The Vendor and the Warrantor shall take all steps necessary to or procure:

     (a)  the transfer of the Sale Shares to the Purchaser;

     (b) the formation of Shenzhen Active Trinity (except for actions to be taken by persons under the Control of the Purchaser);

     (c) the equity interests referred to in each of the Reorganization Deliverables are transferred.

2.9 Further Covenants. The Vendor and the Warrantor hereby irrevocably undertake to the Purchaser to procure at their own expense the due execution and delivery of all necessary documents and to do such further acts as may be necessary to proceed to Closing and complete the transactions contemplated in this Agreement.

2.10 Covenants of the Company and the Purchaser Post-Closing. The Purchaser and Company covenant that until 31 December 2007 unless otherwise agreed by the Warrantor in writing:

     (a) The Purchaser and the Company shall ensure that the calculation of the 2005 Net Profits and 2005 Working Capital Payment Amount will be determined on or before April 30, 2006 and the 2006 Financials and 2007 Financials will be issued on or before March 31, 2007 and March 31, 2008, respectively.

     (b) No member of the Group shall declare or pay any dividend or otherwise make any distribution.

     (c) The Purchaser and the Company shall allow the Vendor or such other persons designated by the Vendor such access to the accounting and business records and documents of any member of the Group for the purpose of the preparation and auditing of the financial statements of the respective members as may be necessary from time to time, or for the conducting of any special audits that may be necessary pursuant to any of the Internal Control Agreements or this Agreement. The Purchaser shall bear the costs of such preparation and auditing of the financial statements and the conducting of such special audits.

     (d) The Purchaser and any member of the Group shall not terminate or procure not terminate the employment of the Management under the respective Management Contracts to be terminated for any reason other than his death or in one or more of the following circumstances material breach of the Management Contract which breach is attributable to acts of the relevant key management committed during the term of the Management Contract;

     (e) The Purchaser and the Company shall not remove any director nominated by the Vendors or the Warrantor from the board of directors of the Company and Taide for any reason other than his death or in one or more of the following circumstances material breach of the his employment contract with the Group which breach is attributable to acts of the relevant director committed after Release;

     (f) The Purchaser shall not cause (i) any member of the Group to enter into a merger or consolidation with or into any other entity or entities or the merger of any other entity or entities into any member of the Group except for mergers and consolidations between members of the Group where such merger or consolidation does not involve combination in which the operations of the Company are combined with the operations of any other business or entities outside of the Group or as a result of which the Company ceases to maintain separate financial books for the business carried on by the Group, or (ii) the sale or other transfer or disposition of all or substantially all of the assets of any member of the Group to anyone other than another member of the Group or an Affiliate of the Purchaser with no assets, liabilities, business or operations who shall then be a member of the Group and which shall not cause a Material Adverse Change.

     (g) The Purchaser and the Company shall not take any steps to wind up or liquidate any member of the Group.

     (h) The Purchaser and the Company shall not cause any member of the Group to acquire any business unless such acquisition is made on an arm's length terms at fair value and is made through the acquisition of a company (having independent legal existence) which holds the business provided that such acquisition does not cause an Material Adverse Change.

     (i) The Purchaser and the Company shall not sell or dispose of, nor create any Encumbrance over, any of their direct or indirect interests in each member of the Group so that their shareholding falls below 51% in any member of the Group, nor enter into any agreement to do any of the foregoing.

     (j) The Vendor will have control and responsibility for the strategic and operational management of the business of the Company and each member of the Group (including control over operating expenses, employment matters and pricing) consistent with good business practices and terms of this Agreement and the respective Management Agreements and in each case subject to reasonable oversight of the Purchaser and the board of directors of the Company and Taide.

2.11 Board of Directors: From Release until 31 December 2007 the board of directors of Upper Will and Active shall consist of five (5) directors. At Release the Purchaser shall have the right to appoint three (3) directors and the Vendor shall have the right to appoint two (2) directors to the board of directors of each of Upper Will and Active. The Vendors will ensure the chairman of the board of directors of Upper Will and Active shall be nominated by the Purchaser at Release.

     From 2 January 2006 until 31 December 2007 the board of directors of the Company, Taide and Huoli shall consist of five (5) directors. On 2 January 2006 the Purchaser shall have the right to appoint three (3) directors and the Vendor shall have the right to appoint two (2) directors to the board of directors of each of Company, Taide and Huoli. The Vendors will ensure the chairman of the board of directors of the Company, Taide and Huoli shall be nominated by the Purchaser on 2 January 2006.

     The Vendor and the Warrantor shall do all things necessary to effect the appointments to the board of directors of the relevant member of the Group in accordance with this Clause 2.11.

2.12 Covenants of the Vendor and the Warrantor Post-Closing. The Vendor and the Warrantor shall procure that:

     (a) Trinity Hong Kong, Trinity Shenzhen and Beijing Shangtuo, shall after Closing cease to carry out any further business without the written consent of the Purchaser save and except:

          (i) the Vendor and the Warrantor shall cause Trinity Hong Kong to take all steps necessary to obtain all necessary certificates and approvals under CEPA (as defined in 4.1(y)) to establish a wholly foreign owned enterprise that will enjoy the benefits under the status of a Hong Kong service supplier of advertising services under CEPA in such location as may be agreed to by the Purchaser; and

          (ii) the completion of the existing contracts without further renewal or extension; and

     (b) the articles of association of Yuanxin are amended so that matters requiring shareholders' approval shall only require majority approval of the shareholders rather than unanimous.

3.   COVENANTS PRIOR TO CLOSING

3.1 Covenants. From the date of this Agreement until the Closing, except for the transactions described herein or otherwise with the prior written consent of the Purchaser:

     (a) the Warrantor and the Vendor warrant and undertake that they will cause each member of the Group at all times prior to Closing to:

          (i) conduct its business in the ordinary course and consistent with past practices;

          (ii) maintain in full force and effect their existence;

          (iii) promptly and timely prepare and file any reports and tax returns and pay all taxes and assessments, government fees and charges, if any, required to maintain its existence and conduct its business in the ordinary course and consistent with past practices;

          (iv) comply with all applicable laws;

          (v) keep records in which true and correct entries will be made of all transactions entered into;

          (vi) duly observe all material requirements of governmental authorities unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

          (vii) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon its income, profits, property or business of unless contested in good faith by appropriate proceedings with the consent of the Purchaser so long as such amount exceeds RMB50,000;

          (viii) at all times comply with the provisions of all contracts, agreements and leases to which it is a party, unless contested in good faith by appropriate proceedings with the consent of the Purchaser; and

          (ix) unless otherwise directed by the Purchaser, to use best endeavours to procure that its employees at the date of this Agreement remain and continue as employees after the Release;

     (b) the Warrantor and the Vendor warrant and undertake to cause each member of the Group not to:

          (i)  modify its charter documents;

          (ii) cause or permit its liquidation or dissolution;

          (iii) institute, or permit to be instituted against it, any proceeding, which remains undismissed for a period of 15 days after the filing thereof, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order or relief or the appointment of receiver, trustee or other similar official for them or for any substantial part of its property;

          (iv) make a general assignment for the benefit of its creditors;

          (v) declare or pay any dividend or make any distribution to its shareholders;

          (vi) issue, redeem, sell or dispose of, or create any obligation to issue, redeem, sell or dispose of, any shares of its capital stock or equity interest;

          (vii) effect any stock split, reclassification or combination;

          (viii) modify agreements and other obligations with respect to its long-term indebtedness including, but not limited to its loan agreements, indentures, mortgages, debentures, notes and security agreements;

          (ix) incur, assume, guarantee or otherwise become obligated or liable for any indebtedness (other than in the ordinary course of business to finance operations) or encumber any of its assets or enter into any transaction or contract, or make any commitment relating to its assets or business (other than in the ordinary course of business and in a manner consistent with past practices) but in all circumstances subject to an aggregate limitation of US$10,000;

          (x) become a party to any merger or consolidation or any other business combination with any corporation or other entity, except as contemplated by this Agreement;

          (xi) make any acquisition of all or substantially all of the stock or assets of any other person or entity;

          (xii) take or omit to take any action which could be reasonably anticipated to have a materially adverse effect upon its financial condition or assets;

          (xiii) grant any director, officer, legal representative, employee or consultant any increase in compensation in any form (other than pursuant to existing employment agreements) or any severance or termination pay, or enter into or vary the terms of any employment agreement with such person except as provided in the Management Contracts;

          (xiv) adopt, amend in any material respect or terminate, any employee benefit program of general applicability; or

          (xv) make any advance or loan to any person or entity.

3.2 Access to Information. Until the Closing, the Warrantor and the Vendor shall procure that the Purchaser, its agents and representatives are given reasonable access to such documents relating to the Group as the Purchaser shall request.

3.3 Rescission. The Purchaser shall be entitled to rescind its obligations to purchase the Sale Shares under this Agreement by notice in writing to the Warrantor and the Vendor if prior to the Release it appears that any of the Key Warranties set out in this Agreement are not or were not true and accurate in all respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Key Warranties or if there is any material non-fulfilment of any of the Key Warranties which (being capable of remedy) is not remedied prior to the Release. Upon such rescission and if the Escrowed Payment had been released to the Vendor or such other party as the Vendor may direct, the Vendor shall forthwith pay to the Purchaser the full amount of the Escrowed Payment.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS IN RESPECT OF THE GROUP

     Save as set out in the Disclosure Letter, the Warrantor and the Vendor jointly and severally represent and warrant to the Purchaser that the following statements are true and correct as of the date of this Agreement:

4.1  The Offshore Companies. In respect of each member of the Offshore
     Companies:

     (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under its laws of incorporation, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business.

     (b) Corporate Records. It has made available to the Purchaser complete and correct copies of all the corporate documents, including but not limited to, its memorandum and articles of association, registers and other organizational documents ("OFFSHORE CHARTER DOCUMENTS"), in each case, as amended to the date hereof. It has delivered to the Purchaser complete and correct copies of its minute books and corporate records, all of which contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of, its shareholders and its board of directors and all original issuances and subsequent transfers, repurchases, and cancellations of its shares.

     (c)  Capital Structure.

          (i) Set out in Schedule D is its issued share capital immediately following the Release and which will exist at the time of Closing

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding bonds, debentures, notes or other indebtedness other than normal trade indebtedness incurred in the ordinary course of business.

     (d) Subsidiaries. It does not presently own or control, directly or indirectly, any interest in any other company, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set out in Schedule B. Its particulars as set out in Schedule D are true and accurate in all respects and the percentage of share capital or equity interest shown therein as owned or controlled by it is legally and beneficially owned and free and clear of all Encumbrances, save as contained in the Internal Control Agreements. Save as expressly provided in the Ancillary Agreements, there is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any of its share or loan capital (including any of its option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests).

     (e) Authority. The execution, delivery, and performance of this Agreement and all Ancillary Agreements to be entered into by it have been duly authorized by all necessary action of its board. Certified copies of the resolutions adopted by its board approving this Agreement, the Ancillary Agreements and transactions contemplated hereby and thereby have been provided to the Purchaser.

     (f) Execution. It has duly and validly executed and delivered this Agreement and the Ancillary Agreements naming it as a party, and this Agreement and such Ancillary Agreements constitute valid, binding, and enforceable obligations of it in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (g) Compliance with Laws and Other Instruments. It holds and, at all times, has held all licenses, permits, and authorizations from all Governmental Entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation. It has conducted its activities in compliance with all applicable laws and there has been no material breach of any laws applicable to it.

     (h) Corporate Governance. Neither the execution and delivery of this Agreement and the Ancillary Agreements naming it as a party nor the performance by it of its obligations under this Agreement and such Ancillary Agreements will (i) conflict with or result in any breach of its Offshore Charter Documents; (ii) require any Consent, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (i) Absence of Certain Changes and Events. Since the signing of this Agreement, there has not been:

          (i) Any transaction involving more than RMB50,000 entered into by it other than in the ordinary course of business;

          (ii) Any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any equity;

          (iii) Any termination, modification, or rescission of or waiver by it of rights under any contract having or reasonably likely to have a Material Adverse Change on its business;

          (iv) Any discharge or satisfaction by it of any Encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities incurred in the ordinary course of business;

          (v) Any mortgage, pledge, imposition of any security interest, claim, Encumbrance, or other restriction created on any of the assets, tangible or intangible, of it having or reasonably likely to have a Material Adverse Change on its business;

          (vi) Any settlement amount of any claim, dispute, suit, proceeding or investigation regarding it; or

          (vii) Any event or condition resulting in a Material Adverse Change on its business.

     (j) Litigation and Other Proceedings. It is not nor is any of its officers, directors, or employees a party to any pending or, threatened action, suit, labour dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from its actions or omissions or, in the case of an individual, from acts in his or her capacity as its officer, director, employee, agent or contractor, which individually or in the aggregate would have a Material Adverse Change on its business. It is not a named party to any order, writ, judgment, decree, or injunction.

     (k) No Defaults. It is not, nor has it received written notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its Offshore Charter Documents;
          (ii) any judgment, decree, or order to which it is a named party; or
          (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which it is a party or by which it or any of its properties or assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on its business.

     (l) Major Contracts. Except for the agreements set out in Schedule E (the "MATERIAL OFFSHORE CONTRACTS") it is not a party to or bound by:

          (i) Any employment contract or arrangement providing for annual salary in excess of US$12,000 with any officer or employee or with any consultant or director providing for annual compensation in excess of US$12,000;

          (ii) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

          (iii) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

          (iv) Any licensing or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or production agreement in which the amount involved exceeds annually, US$50,000 or pursuant to which any it has granted or received manufacturing rights, most favoured nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

          (v) Any lease for real or personal property in which the amount of payments which it is required to make on an annual basis exceeds US$10,000;

          (vi) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than US$50,000 in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and the Ancillary Agreements, the Release, the Closing or the consummation of the transactions contemplated;

          (vii) Any license, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and the Ancillary Agreements, the Release, the Closing or the consummation of the transactions contemplated;

          (viii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of US$20,000 or more; or

          (ix) Any contract containing covenants purporting to limit its freedom to compete in any line of business in any geographic area.

          All Material Offshore Contracts are valid and in full force and effect and it has not nor has any other party thereto breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or would not, individually or in the aggregate, have a Material Adverse Change on its business. It has made available to the Purchaser a copy of each of the Material Offshore Contracts specified in Schedule E together with all amendments, material written waivers or other material written changes thereto.

          All outstanding Material Offshore Contracts relating to Trinity Hong Kong are listed in Schedule E and Trinity Hong Kong has not entered into any other contracts which are outstanding as at the date of this Agreement.

     (m) Assets. The assets owned, possessed or used by it comprise all the assets required to enable it to carry on its business fully and effectively in the ordinary course. It has legal and beneficial ownership of all assets owned, possessed or used by it free and clear of all Encumbrances. No other Person owns any property and asset which are being used by it except for the property leased by it pursuant to the Material Offshore Contracts.

     (n)  Technology and Intellectual Property Rights.

          (i) Except for the corporate names of each of the members of the Offshore Companies, it has no registered Intellectual Property in any part of the world.

          (ii) It owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by it or are under development by it, and all products and/or technology underlying any and all services that have been or currently are offered by it or are under development by it is either: (1) owned by it, (2) in the public domain, or (3) rightfully used by the it pursuant to a valid written license or other agreement.

          (iii) It is not, as a result of the execution or delivery of this Agreement and/or the Ancillary Agreements, nor the performance of its obligations under them of under the Internal Control Agreements will cause it to be in violation of any license, sublicense or other agreement relating to the Intellectual Property or of any non-disclosure agreement to which it is a party or otherwise bound.

          (iv) It is not obligated to provide any financial consideration or other consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other consideration, with respect to any exercise of rights by it or its successors in the Intellectual Property.

          (v) Its use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by it or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by it or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by it or its resellers or licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right of any person.

          (vi) No action, suit or proceeding, pending or otherwise, (i) challenging the validity, enforceability, or ownership by it of any of Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by it or its licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or is threatened by any person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by it or its resellers or licensees infringes misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or, to the knowledge of the Company and the Vendor, is threatened by any person. There is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee.

          (vii) No other party has any security interest in any Intellectual Property.

          (viii) It has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of itself whose work product was created by them entirely within the scope of their employment by it and constitutes work made for hire owned by it, valid written assignments or licenses of any such work or other rights to it that are enforceable by it and has made available true and complete copies of such assignments or licenses to the Purchaser.

          (ix) It owns all right, title and interest in and to all data it collects from or discloses about users of its products and services. Its practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which it operates.

          (x) No officer, director, stockholder or employee of it, nor any spouse, or relative thereof, owns directly or indirectly, in whole or in part, any Intellectual Property.

     (o) Employees. It has no written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by it without payment of severance or termination payments or benefits. It is not a party to any pending or threatened labour dispute concerning its business or employment practices or the subject of any organizing drive, labour grievance or petition to certify a labour union. It has complied with all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labour in all material respects. There are no claims pending or threatened to be brought against it in any court or administrative agency by any of its former or current employees.

     (p) Certain Agreements. Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the performance of its obligations contained in them will: (i) result in any payment by it (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of it under any employee benefit plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any employee benefit plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (q) Guarantees and Suretyships. It does not have any powers of attorney outstanding and it does not have any obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

     (r) Absence of Questionable Payments. It has not nor has any of its respective Affiliates, directors, officers, agents, employees or other persons acting on their behalf, used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. It has not nor has any of its respective Affiliates, directors, officers, agents, employees or other persons acting on its behalf, accepted or received any unlawful contributions, payments, gifts, or expenditures.

     (s) Financial Statements. There has been delivered to the Purchaser (a) audited balance sheets as of 31 December 2004 and the related audited income statements for the year ending 2004, and (b) an unaudited balance sheet as at 31 October 2005 (the "OFFSHORE BALANCE SHEET") and the related income statements for the ten months then ended (collectively, the "OFFSHORE FINANCIAL STATEMENTS"). The Offshore Financial Statements: (i) have been prepared from its books and records; (ii) present fairly in all material respects its financial position as of and for the periods indicated; and (iii) have been prepared in accordance with Hong Kong GAAP consistently applied. There are no liabilities in excess of US$5,000 in the aggregate, claims or obligations of any nature, whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the Offshore Financial Statements.

     (t) Accounts Receivable. All of the accounts receivable shown on the Balance Sheet have and all of its receivables as of the Escrow Release Date will have arisen out of bona fide transactions in its ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such Balance Sheet and net of returns and payment discounts allowable by its policies) and can reasonably be anticipated to be paid in full without outside collection efforts within ninety (90) days of the due date.

     (u)  Taxes.

          (i) It has timely filed (or caused to be filed) all tax returns ("OFFSHORE RETURNS") required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the periods covered by such Returns ("OFFSHORE RETURN PERIODS") have been paid or fully accrued on the Offshore Balance Sheet. It has not requested or been granted any extension of time to file any Offshore Return. The Company and the Vendor have made available to the Purchaser true and correct copies of all Offshore Returns, and all material correspondence with any taxing authority.

          (ii) No deficiencies or adjustments for any of its tax has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by an authority in a jurisdiction where it does not file Offshore Returns that it is or may be subject to taxation by that jurisdiction. It is not subject to any pending or threatened tax audit or examination. It has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or Offshore Returns.

          (iii) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, license, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

          (iv) There are no liens for taxes upon its assets except for taxes that are not yet payable. It has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

     (v) Leases in Effect; Real Estate. All real property leases and subleases to which it is a party and any amendments or modifications thereof are listed in Schedule F (each an "OFFSHORE LEASE" and, collectively, the "OFFSHORE LEASES"). It has a valid leasehold interest under such Offshore Leases. There are no existing defaults, and it has not received or given any written notice of default or claimed default with respect to any Offshore Lease and there is no event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by it is subject to a written lease. It holds no interest in real property other than the Offshore Leases.

     (w) Material Relations. None of the parties to any of the Material Offshore Contracts have terminated or in any way expressed to it an intent to reduce or terminate the amount of business with it in the future.

     (x) Insurance and Banking Facilities. Schedule H contains a complete and correct list of the names and locations of all banks in which it has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from it with respect to any contracts of insurance or indemnity have been paid, and there are no act, or failures to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented.

     (y) CEPA. Active has obtained all necessary certificates and approvals under CEPA to establish a wholly foreign owned enterprise that will enjoy the benefits under the status of a Hong Kong service supplier of advertising service and the HKSS Certificate, necessary for (i) establishing its status of a Hong Kong service supplier of advertising services under the CEPA and (ii) enjoying all the benefits thereunder which apply to a service supplier of advertising services.

          For the interpretation of this Clause 4.1(y) only,

          "ADVERTISING SERVICES" has the meaning ascribed to it under Table 1 of Annex 4 of the CEPA

          "CEPA" means the Mainland and Hong Kong Closer Economic Partnership Arrangement

          "HKSS CERTIFICATE" means the certificate issued to a natural or juridical person by the Trade and Industry Department of Hong Kong confirming the fulfillment by such person of the criteria as required under Annex 5 of the CEPA for being a Hong Kong service supplier

          "SERVICE SUPPLIER" has the meaning ascribed to it under Annex 5 of the CEPA

4.2  The PRC Companies. In respect of each of the PRC Companies:

     (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and has not been deliniquent in any required filings with all relevant Governmental Entities under the laws of the PRC, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business.

     (b) Corporate Records. It has made available to the Purchaser complete and correct copies of all the documents including but not limited to, its business license, articles of association, tax registration certificates, registers and/or other organizational documents ("PRC CHARTER DOCUMENTS"), in each case, as amended to the date hereof. It has delivered to the Purchaser complete and correct copies of its minute books and corporate records, all of which contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of, its shareholders and its board of directors, and all original issuances and subsequent transfers, repurchases, and cancellations of its shares.

     (c)  Capital Structure.

          (i) Set out in Schedule D is its issued share capital immediately following the Release and at Closing.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding bonds, debentures, notes or other indebtedness.

     (d) Subsidiaries. It does not presently own or control, directly or indirectly, any interest in any other company, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set out in Schedule B. Its particulars as set out in Schedule D are true and accurate in all respects and the percentage of share capital or equity interest shown therein as owned or controlled by it is legally and beneficially owned and free and clear of all Encumbrances, save as contained in the Internal Control Agreements. Save as expressly provided in the Ancillary Agreements, there is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any of its share or loan capital (including any of its option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests).

     (e) Authority. The execution, delivery, and performance of this Agreement and all Ancillary Agreements to be entered into by it have been duly authorized by all necessary action of its board and the shareholders meeting (where applicable). Certified copies of the resolutions adopted by its board approving this Agreement, the Ancillary Agreements and transactions contemplated hereby and thereby have been provided to the Purchaser.

     (f) Execution. It has duly and validly executed and delivered this Agreement and the Ancillary Agreements naming it as a party, and this Agreement and such Ancillary Agreements constitute valid, binding, and enforceable obligations of it in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (g) Compliance with Laws and Other Instruments. It holds and, at all times, has held all licenses, permits, and authorizations from all Governmental Entities necessary for the lawful conduct of its business pursuant to all applicable PRC statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation. It has conducted its activities in compliance with all applicable laws and there has been no material breach of any laws applicable to it.

     (h) Corporate Governance. Neither the execution and delivery of this Agreement and the Ancillary Agreements naming it as a party nor the performance by it of its obligations under this Agreement and such Ancillary Agreements will (i) conflict with or result in any breach of its PRC Charter Documents; (ii) require any Consents,,(iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (i) Absence of Certain Changes and Events. Since the signing of this Agreement, there has not been:

          (i) Any transaction involving more than RMB50,000 entered into by it other than in the ordinary course of business;

          (ii) Any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any equity;

          (iii) Any termination, modification, or rescission of or waiver by it of rights under any contract having or reasonably likely to have a Material Adverse Change on its business;

          (iv) Any discharge or satisfaction by it of any Encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities incurred in the ordinary course of business;

          (v) Any mortgage, pledge, imposition of any security interest, claim, Encumbrance, or other restriction created on any of the assets, tangible or intangible, of it having or reasonably likely to have a Material Adverse Change on its business;

          (vi) Any settlement amount of any claim, dispute, suit, proceeding or investigation regarding it; or

          (vii) Any event or condition resulting in a Material Adverse Change on its business.

     (j) Litigation and Other Proceedings. It is not nor is any of its officers, directors, or employees a party to any pending or, threatened action, suit, labour dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from its actions or omissions or, in the case of an individual, from acts in his or her capacity as its officer, director, employee, agent or contractor, which individually or in the aggregate would have a Material Adverse Change on its business. It is not a named party to any order, writ, judgment, decree, or injunction.

     (k) No Defaults. It is not, nor has it received written notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its PRC Charter Documents; (ii) any judgment, decree, or order to which it is a named party; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which it is a party or by which it or any of its properties or assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on its business.

     (l) Major Contracts. Except for the agreements set out in Schedule E (the "MATERIAL PRC CONTRACTS") it is not a party to or bound by:

          (i) Any employment contract or arrangement providing for annual salary in excess of US$12,000 with any officer or employee or with any consultant or director providing for annual compensation in excess of US$12,000;

          (ii) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

          (iii) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

          (iv) Any licensing or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or production agreement in which the amount involved exceeds annually, US$50,000 or pursuant to which any it has granted or received manufacturing rights, most favoured nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

          (v) Any lease for real or personal property in which the amount of payments which a it is required to make on an annual basis exceeds US$10,000;

          (vi) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than US$50,000 in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and the Ancillary Agreements, the Release, the Closing or the consummation of the transactions contemplated;

          (vii) Any license, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and the Ancillary Agreements, the Release, the Closing or the consummation of the transactions contemplated;

          (viii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of US$20,000 or more; or

          (ix) Any contract containing covenants purporting to limit its freedom to compete in any line of business in any geographic area.

          All Material PRC Contracts are valid and in full force and effect and it has not nor has any other party thereto breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or would not, individually or in the aggregate, have a Material Adverse Change on its business. It has made available to the Purchaser a copy of each of the Material PRCContracts specified in Schedule E together with all amendments, material written waivers or other material written changes thereto.

          All outstanding Material Offshore Contracts relating to Trinity Shenzhen and Beijing Shangtuo are listed in Schedule E and none of Trinity Shenzhen and Beijing Shangtuo have entered into any other contracts which are outstanding as at the date of this Agreement.

     (m) Assets. The assets owned, possessed or used by it comprise all the assets required to enable it to carry on its business fully and effectively in the ordinary course. It has legal and beneficial ownership of all assets owned, possessed or used by it free and clear of all Encumbrances. No other Person owns any property and assets which are being used by it except for the property leased by it pursuant to the Material PRC Contracts.

     (n)  Technology and Intellectual Property Rights.

          (i) Except for the corporate names of each of the members of the Onshore Group, it has no registered Intellectual Property in any part of the world.

          (ii) It owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by it or are under development by it, and all products and/or technology underlying any and all services that have been or currently are offered by it or are under development by it is either: (1) owned by it, (2) in the public domain, or (3) rightfully used by the it pursuant to a valid written license or other agreement.

          (iii) It is not, as a result of the execution or delivery of this Agreement and/or the Ancillary Agreements, nor the performance of its obligations under them of under the Internal Control Agreements will cause it to be in violation of any license, sublicense or other agreement relating to the Intellectual Property or of any non-disclosure agreement to which it is a party or otherwise bound.

          (iv) It is not obligated to provide any financial consideration or other consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other consideration, with respect to any exercise of rights by it or its successors in the Intellectual Property.

          (v) Its use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by it or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by it or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by it or its resellers or licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right of any person.

          (vi) No action, suit or proceeding, pending or otherwise, (i) challenging the validity, enforceability, or ownership by it of any of Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by it or its licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or is threatened by any person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by it or its resellers or licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or, to the knowledge of the Company and the Vendor, is threatened by any person. There is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee.

          (vii) No other party has any security interest in any Intellectual Property.

          (viii) It has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of itself whose work product was created by them entirely within the scope of their employment by it and constitutes work made for hire owned by it, valid written assignments or licenses of any such work or other rights to it that are enforceable by it and has made available true and complete copies of such assignments or licenses to the Purchaser.

          (ix) It owns all right, title and interest in and to all data it collects from or discloses about users of its products and services. Its practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which it operates.

          (x) No officer, director, stockholder or employee of it, nor any spouse, or relative thereof, owns directly or indirectly, in whole or in part, any Intellectual Property.

     (o) Employees. It has no written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by it without payment of severance or termination payments or benefits. It is not a party to any pending or threatened labour dispute concerning its business or employment practices or the subject of any organizing drive, labour grievance or petition to certify a labour union. It has complied with all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labour in any material respect. There are no claims pending or threatened to be brought against it in any court or administrative agency by any of its former or current employees.

     (p) Certain Agreements. Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the performance of its obligations contained in them will: (i) result in any payment by it (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of it under any employee benefit plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any employee benefit plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (q) Guarantees and Suretyships. It does not have any powers of attorney outstanding and it does not have any obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

     (r) Absence of Questionable Payments. It has not nor has any of its respective Affiliates, directors, officers, agents, employees or other persons acting on their behalf, used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. It has not nor has any of its respective Affiliates, directors, officers, agents, employees or other persons acting on its behalf, accepted or received any unlawful contributions, payments, gifts, or expenditures.

     (s) Financial Statements. There has been delivered to the Purchaser (a) statutory tax reporting documents as of 31 October 2005, and (b) an unaudited balance sheet as at 31 October 2005 (including the notes thereto, the "PRC BALANCE SHEET") and the related income statements for the ten months then ended (collectively, the "PRC FINANCIAL STATEMENTS"). The PRC Financial Statements: (i) have been prepared from its books and records; (ii) present fairly in all material respects its financial position as of and for the periods indicated; and (iii) have been prepared in accordance with PRC local tax statutory requirements consistently applied. There are no liabilities in excess of US$5,000 in the aggregate, claims or obligations of any nature, whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the PRC Financial Statements.

     (t) Accounts Receivable. All of the accounts receivable shown on the PRC Balance Sheet have and all of its receivables as of the Escrow Release Date will have arisen out of bona fide transactions in its ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such PRC Balance Sheet and net of returns and payment discounts allowable by its policies) and can reasonably be anticipated to be paid in full without outside collection efforts within ninety (90) days of the due date.

     (u)  Taxes.

          (i) It has timely filed (or caused to be filed) all tax returns ("PRC RETURNS") required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the periods covered by such Returns ("PRC RETURN PERIODS") have been paid or fully accrued on the PRC Balance Sheet. It has not requested or been granted any extension of time to file any PRC Return. The Company and the Vendor have made available to the Purchaser true and correct copies of all PRC Returns, and all material correspondence with any taxing authority.

          (ii) No deficiencies or adjustments for any of its tax has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by an authority in a jurisdiction where it does not file PRC Returns that it is or may be subject to taxation by that jurisdiction. It is not subject to any pending or threatened tax audit or examination. It has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or PRC Returns.

          (iii) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, license, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

          (iv) There are no liens for taxes upon its assets except for taxes that are not yet payable. It has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

     (v) Leases in Effect; Real Estate. All real property leases and subleases to which it is a party and any amendments or modifications thereof are listed in Schedule F (each a "PRC LEASE" and, collectively, the "PRC LEASES"). It has a valid leasehold interest under such PRC Leases. There are no existing defaults, and it has not received or given any written notice of default or claimed default with respect to any PRC Lease and there is no event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by it is subject to a written lease. It holds no interest in real property other than the PRC Leases.

     (w) Material Relations. None of the parties to any of the Material PRCContracts have terminated or in any way expressed to it an intent to reduce or terminate the amount of business with it in the future.

     (x) Insurance and Banking Facilities. Schedule H contains a complete and correct list of the names and locations of all banks in which it has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from it with respect to any contracts of insurance or indemnity have been paid, and there are no act, or failures to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented.

4.3  General

     (a) The Internal Control Agreements. (i) Each of the Internal Control Agreements that has been duly executed by the parties thereto, is in full force and effect and constitutes valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganisation, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principles and (3) the due execution and delivery by the parties thereto under the control of the Purchaser. (ii) The execution, delivery and performance of each of the Internal Control Agreements by the parties thereto do not and will not conflict with or violate any law, regulation or governmental order in the PRC. (iii) The execution, delivery and performance of each of the Internal Control Agreements by the parties thereto do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority in Hong Kong or in the PRC or in the British Virgin Islands, if any such consent, approval, authorization, order, action, filing or notification is required, they have been obtained or made or will be obtained or made prior to the Release.

     (b) The Release Deliverable Agreements. On or before the Release, each of the Release Deliverable Agreements will have been duly executed by the parties thereto except for those persons under the control of the Purchaser being Wang Yong Hong and Eric An and, as at the Release (in relation to the Management Contracts) or prior to Closing (in relation to the Internal Control Documents), will be in full force and effect and will constitute valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms.

     (c) Full Disclosure. (i) The Vendor and the Warrantor are not aware of any facts which could materially adversely affect themselves or any member of the Group or which are likely in the future to materially adversely affect any of them and which have not been disclosed to the Purchaser by or on behalf of the Company in connection with or pursuant to this Agreement. (ii) No representation or warranty in this Agreement, nor any statement or certificate furnished or to be furnished to the

          Purchaser pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein misleading.

     (d) Reliance. The foregoing representations and warranties are made by the Company and the Vendor with the knowledge and expectation that the Purchaser is placing reliance thereon.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR

     The Vendor hereby represent, warrant and covenant to the Purchaser that each of the following statements is true:

5.1 Power and Authority. He has full power and capacity to make the covenants and representations referred to herein and to sell the legal title in and to the Sale Shares and to execute, deliver and perform this Agreement.

5.2 Sale Shares. He is the registered owner of the Sale Shares holding them in trust for the benefit of the Warrantor.

5.3 Encumbrances. Subject only to the trust in favour of the Warrantor, the Sale Shares are free and clear of all Encumbrances.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE WARRANTOR

     The Warrantor hereby represent, warrant and covenants to the Purchaser that each of the following statements is true:

6.1 Power and Authority. She has full power and capacity to make the covenants and representations referred to herein and to sell the beneficial interests in and to the Sale Shares and to execute, deliver and perform this Agreement.

6.2 Sale Shares. She is the sole beneficial owner of the Sale Shares. She has duly authorized the Vendor to sell the Sale Shares contemplated herein and has provided the Vendor with full power and authority to do so.

6.3 Encumbrances. The beneficial interests in and to the Sale Shares are free and clear of all Encumbrances.

6.4 Acknowledgement. She has no rights, title, beneficial or other interests whatsoever in, to or over the any equity or interest in any member of the Group other than the Sale Shares immediately after Release and the Sale Shares immediately after Closing.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

     The Purchaser hereby represents, warrants and covenants to the Vendor that each of the following statements is true:

7.1 Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

7.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

7.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to subscribe for the Subscription Shares and to purchase the Sale Shares and to execute, deliver and perform this Agreement.

8.   LIMITATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 Survival of Representation and Warranties. Survival of all representations and warranties of the Parties contained in this Agreement shall survive the Closing and remain in full force and effect for a period of 12 months following the 2007 Payment Date, except that:

     (a) the Key Warranties shall survive until the date falling 2 years from the 2007 Payment Date save for Key Warranties contained in Clauses 4.1
          (c) and (u) and Clauses 4.2(c) and (u) which shall be dealt with under Clause 8.1(b);

     (b) the Key Warranties contained in Clauses 4.1 (c) and (u) and Clauses 4.2(c) and (u) shall survive until the expiration of the statute of limitations applicable to the relevant underlying matter; and

     (c) if a claim or notice is given with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall remain in full force and effect until the later of
          (i) the expiry of the periods set out in this Clause 8.1 and (ii) the expiry of the period of six months starting on the date of notification of the claim, unless proceedings in respect of the claim shall previously have been issued and served on the Vendor and/or the Warrantor.

8.2 Investigation or Knowlegdge. The right to indemnification or other remedy resulting from, based on or arising from a Party's representations, warranties, covenants or obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Release Date or Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

8.3 Limitations on Liability. The liability of the Vendor and the Warrantor altogether in respect of any breach of the Warranties under Clause 4, Clause 5, Clause 6 and the Indemnity under Clause 10 shall be limited as follows:-

     (a) no liability shall attach to the Vendor or the Warrantor unless and until the aggregate amount of the liabilities of the Vendor and the Warrantor altogether shall exceed the sum of US$50,000 but if the liabilities exceed that sum the Vendor and/or the Warrantor shall be liable for only the the excess; and

     (b) no claims may be made in respect of any matters which have been fairly disclosed, qualified or withheld in the Disclosure Letter, the Offshore Financial Statements, the PRC Financial Statements or this Agreement.

9.   CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT RELEASE

     The obligations of the Purchaser under this Agreement at the Release are subject to the satisfaction or waiver on or before the Release Date of each of the following:

9.1 Representations and Warranties. The Key Warranties shall be true on and as of the Release Date with the same effect as though such representations and warranties had been made on and as of the Release Date.

9.2 Due Diligence. The Purchaser has completed its due diligence review of the Group and is satisfied with the results thereof;

9.3 Performance. Each member of the Group shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, the Ancillary Agreements and the Internal Control Agreements that are required to be performed or complied with by it on or before Release.

9.4 No Material Adverse Change. There having not occurred any Material Adverse Change in the Group's business, financial condition, assets or operations since the date of signing of this Agreement,

9.5 Deliverables. All matters pertaining under Clauses 2.4 and 2.5 are completed.

9.6 Board Approval. The Purchaser's board of directors shall have authorized and approved the execution and delivery of the Agreement and the Ancillary Agreements.

10.  INDEMNITY

10.1 Indemnity. The Vendor and the Warrantor, jointly and severally, shall indemnify and shall keep indemnified and save harmless the Purchaser from and against:

     (a) any and all losses, claims, damages (including interest, penalties, fines and monetary sanctions), liabilities and costs reasonably incurred or suffered by the Purchaser by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty, representation or covenant or the inaccuracy of any representation made by any of them or by the Company contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of the Company, the Vendor or the Warrantor including, but not limited to, any diminution in the value of the assets of and any payment made or required to be made by the Purchaser or any Subsidiary and any costs and expenses incurred as a result of such breach] provided that the indemnity contained in this Clause 10 shall be without prejudice to any other rights and remedies available to the Purchaser;

     (b) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Company, the Vendor, the Warrantor or any party to any of the Ancillary Agreements (except those by the Purchaser or the Purchaser's Nominees) under any of this Agreement or the Ancillary Agreements; and

     (c) any claim by any shareholder or interest holder or former shareholder or former interest holder of Taide, Beijing Shangtuo, Shangtuo Zhiyang, Beijing Longmei,

          Beijing Jinlong or Yuanxin in connection with the transfer of any interest that they may have in any of the foregoing companies whether made against the Vendor, the Warrantor, the Purchaser or any other party.

10.2 Costs. For the purposes of this Clause 10, "costs" includes lawyers' (on a solicitor and his own client's basis) and accountants' fees and expenses, court costs and all other out-of-pocket expenses.

10.3 Survival of Indemnification. The representations and warranties of the Vendor and the Warrantor and the rights of the Purchaser to indemnification under this Agreement with respect thereto shall survive Closing in accordance with Clause 9.1.

10.4 Third Party Claims. A party entitled to indemnification hereunder (an "INDEMNIFIED PARTY") shall notify promptly the indemnifying party (the "INDEMNIFYING PARTY") in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement; provided, however, that the failure of any Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Agreement. In case any claim, action or proceeding is brought against an Indemnified Party and the Indemnified Party notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) calendar days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so; or (ii) if such Indemnified Party who is a defendant in any claim or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction), and the Indemnifying Party shall be liable for any expenses therefor.

10.5 Settlement of Claims.

     (i) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief; and

     (ii) the Indemnified Party may, in its sole discretion, offset against any payment (including, where relevant, Subsequent Payments) any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions), liabilities and costs incurred or suffered by the Indemnifying Party and for which the Indemnifying Party is entitled to be indemnified in this Agreement.

10.6 Certain Tax Matters. The Vendor and the Warrantor shall jointly and severally indemnify the Purchaser and hold it harmless from and against any loss, claim, liability, expense, or other damage attributable to (i) any and all taxes (or the non-payment thereof) of any member of the Group or Trinity or any subsidiary of Trinity for all taxable periods ending on or before the Release Date and the portion through the end of the Release Date for any taxable period that includes (but does not end on) the Release Date ("Pre-Release Tax Period"), (ii) all taxes of any member of an affiliated, consolidated, combined or unitary group of which any member of the Group (or any predecessor of any of the foregoing) is or was a member on or prior to the Release Date, and (iii) any and all taxes of any person (other than any member of the Group) imposed on any member of the Group as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before the Release. Payment in full of any amount due from the Vendor and/or Warrantor under this Clause 10.6 shall be made to the Purchaser in immediately available funds at least two business days before the date payment of the taxes to which such payment relates is due, or, if no tax is payable, within fifteen days after written demand is made for such payment. Notwithstanding the foregoing, (i) the Purchaser seeking indemnification hereunder shall provide the Vendor and the Warrantor with reasonably prompt written notice of any proposed tax adjustment that may give rise to the Vendor and Warrantor's indemnification obligation hereunder, shall cooperate with the Vendor and Warrantor and, provided that the Vendor and/or Warrantor acknowledge in writing their liability pursuant to this Clause 10.6 for indemnification with respect to the tax adjustment at issue, permit the Vendor and/or the Warrantor to participate, at their own expense, in the audit or other proceeding. Notwithstanding the preceding sentence, in the event that Vendor and/or Warrantor want to accept a proposed settlement of a tax claim for which they have an indemnity obligation pursuant to this Clause 10.6 (the "TAX SETTLEMENT OPTION") and the Purchaser determines that it prefers to pursue the tax claim further, the Purchaser may pursue the tax claim without the participation of Vendor or the Warrantor PROVIDED THAT in such case the maximum amount of liability of theVendor and the Warrantor under such tax claim shall not exceed the amount for which they would have been liable if the Tax Settlement Option were accepted.

     In the case of any taxable period that includes (but does not end on) the Release Date (a "STRADDLE PERIOD"), the amount of any taxes based on or measured by income or receipts of the Group or any member thereof for the Pre-Release Tax Period shall be determined based on an interim closing of the books as of the close of business on the Release Date (and for such purposes the taxable period of any partnership or other pass-through entity in which any member of the Group holds a beneficial interest shall be deemed to terminate at such time), and the amount of other taxes of the Group for a Straddle Period which relate to the Pre-Release Tax Period shall be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Release Date and the denominator of which is the number of days in such Straddle Period.

10.7 Limitation. For the avoidance of doubt, the liability of the Vendor and the Warrantor in respect of the Indemnity Claim by the Purchaser under this Clause 10 shall be limited or qualified to the extent as set out in Clause 8.

10.8 Indemnification by Purchaser. Subject to the limitations set forth in Clause 8.1, the Purchaser shall indemnify and defend the Vendor against and hold the Vendor harmless from any and all losses that the Vendor may incur due to:

     (a) any inaccuracy or breach of any of the representations and warranties of the Purchaser contained in Clause 7; or

     (b) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Purchaser contained in this Agreement or any Ancillary Agreement.

11.  NON-COMPETE COVENANT

11.1 Non Competition. Each of the Vendor and the Warrantor undertakes and covenants to the Purchaser that from the date of the Release and for a period of four years after the Closing (the "Non-Compete Period"), neither it nor any of its Affiliates will and it shall procure that no Person who is set out under Schedule L will:

     (a) either on its own account or through any of its Affiliates, or in conjunction with or on behalf of any other Person, will on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the businesses (of the same business of the Group as at the date of this Agreement) of any member of the Group in Hong Kong or the PRC; and

     (b) either on its own account or through any of its Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any member of the Group any person for the purpose of carrying on any business in direct competition with the business (of the same business of the Group as at the date of this Agreement) of any member of the Group in Hong Kong or the PRC who is or shall have been at the date of or within twelve (12) months prior to such cessation a director, officer, legal representative, manager or employee of any such member of the Group whether or not such person would commit a breach of contract by reason of leaving such employment.

11.2 Nonsolicitation of Clients. During the Non-Compete Period, neither of the Vendor nor the Warrantor shall other than in connection with his or her employment with and for the benefit of the Group, directly or indirectly, either individually or as a principal, partner, member, manager, agent, employee, employer, consultant, independent contractor, stockholder, joint venturer or investor, or as a director or officer of any corporation, limited liability company, partnership or other entity, or in any other manner or capacity whatsoever,

     (a) solicit or divert or attempt to solicit or divert from the Group any business with any Client;

     (b) solicit or divert or attempt to solicit or divert from the Group any business with any person or entity who was being solicited as a Client by the Group;

     (c) induce or cause, or attempt to induce or cause, any salesperson, supplier, vendor, representative, independent contractor, broker, agent or other person transacting business with any member of the Group to terminate or modify such relationship or association or to represent, distribute or sell services or products in competition with services or products of the Group; or

     (d) otherwise provide any services or products to any Client that are or have been provided by any member of the Group.

     For purposes of this Agreement, a "Client" shall mean an individual or entity to whom any member of the Group has provided analysis, services or products in Hong Kong or the PRC in respect of the businesses of the Group as at the date of this Agreement within two years prior to the commencement of and during the Non-Compete Period.

11.3 Separate Obligations. Each and every obligation under Clauses 11.1 and 11.2 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from Clauses 11.1 or 11.2 and any such deletion shall not affect the enforceability of all such parts of Clauses
     11.1 and 11.2 as remain not so deleted.

11.4 Reasonableness. While the restrictions contained in Clauses 11.1 and 11.2 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group or the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

11.5 Equitable Relief. The Parties agree that Purchaser's rights under this Clause 11 are special and unique, and that any violation thereof by either the Vendor or the Warrantor would not be adequately compensated by money damages, and the Vendor and the Warrantor hereby grants to the Purchaser the right to specifically enforce (including injunctive relief or analogous procedings) the terms of this Clause 11. In any proceeding, in equity or law, each of the Vendor and the Warrantor specifically waives any defense that there is an adequate remedy at law for any violations of the terms of this Clause 11.

11.6 Default. If there occurs a Payment Default the undertakings set out in this Clause 11 shall cease to be applicable to and binding against the Vendor and the Warrantor and each party to the deeds of non-competition undertaking and release set out in Schedule M. For purposes of this Agreement, a "Payment Default" means a failure by the Purchaser to pay any part of the Purchase Price within thirty (30) days of the Final Determination of any dispute concerning the payment or non-payment of any part of the Purchase Price. If the Purchaser and the Vendor and Warrantor do not reach an agreement with respect to the payment of any part of the Purchase Price, or the determination of any of the 2005 Amount, the 2006 Amount or the 2007 Amount, then the matter shall be referred to an arbitral tribunal for final determination pursuant to Clause 13.4; provided, that upon resolution of such matter by the arbitral tribunal, the Party that was unsuccessful in the arbitration with respect to such matter shall be solely responsible for all reasonable fees, costs and expenses relating to the arbitration. Any amount of the Purchase Price required to be paid as determined pursuant to such final arbitral determination (the "Final Determination"), shall for all purposes be considered final, accepted and approved by the Purchaser and the Vendor and the Warrantor.

12.  TERMINATION

12.1 Termination. This Agreement may be terminated at any time prior to Release:

     (a) by the Purchaser if, between the date hereof and the Release: (i) there is a Material Adverse Change, (ii) any Key Warranties contained in this Agreement shall not have been true and correct when made or at the Release or any time in between, (iii) the Vendor or the Warrantor shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it, or
          (iv) any company or any Person who is a party to any of the Ancillary Agreements or Management Contracts makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such company or Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (b) by the Vendor but such termination shall be effective if, between the date hereof and the Release: (i) any representations and warranties of the Purchaser contained in this Agreement shall not have been true and correct when made, (ii) the Purchaser shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iii) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser in question seeking to adjudicate the Purchaser in question bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (c) the Purchaser or the Vendor if the Release shall not have occurred by December 31, 2005; provided, however, that the right to terminate this Agreement under this Clause 12.1(c) shall not be available to any Party whose failure to fulfil any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Release to occur on or prior to such date; or

     (d)  by the mutual written consent of the Purchaser and the Vendor.

12.2 Effect of Termination.

     (a)  In the event of termination of this Agreement as provided in Clause
          12.1 other than as provided in Clause 12.1(b), this Agreement shall forthwith become void provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement. In the event of termination of this Agreement as provided in Clause 12.1(b), this Agreement shall forthwith become void and there shall be no liability on the part of the Company provided that neither the Company nor the Purchaser shall be relieved from liability for any breach of this Agreement.

     (b) In the event of termination of this Agreement, the Escrow Agent shall forthwith repay the Escrowed Payment with any interest accrued thereon to the Purchaser or as the Purchaser may direct.

     For the avoidance of doubt, it is the intention of the Parties that no Party shall be entitled to terminate this Agreement after Release, unless with the consent of all the Parties.

13.  MISCELLANEOUS

13.1 Survival of Warranties. The representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Release and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser.

13.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Company Shares sold hereunder transferred in accordance with the terms of the Shareholders Agreement). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

13.3 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto irrevocably agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong in all matters arising in connection with this Agreement.

13.4 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by binding arbitration in accordance with the UNCITRAL Arbitration Rules as present in force in the manner set forth in this Clause 13.4.

     (a) The procedures of this Clause 13.4 may be initiated by a written notice (a "DISPUTE NOTICE") given by one party (a "CLAIMANT") to the other, but not before thirty (30) days have passed during which the parties have been unable to reach a resolution. The Dispute Notice shall be accompanied by (i) a statement of the Claimant describing the dispute in reasonable detail and (ii) documentation, if any, supporting the Claimant's position on the dispute. Within twenty (20) days after the other party's (the "RESPONDENT") receipt of the Dispute Notice and accompanying materials, the dispute shall be resolved by binding arbitration in Hong Kong under the UNCITRAL Arbitration Rules. All arbitration procedures pursuant to this paragraph (a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding.

     (b) The Parties shall agree on a single arbitrator to resolve the dispute. If the Parties fail to agree on the designation of an arbitrator within a twenty (20)-day period the Hong Kong International Arbitration Centre shall be requested to designate the single arbitrator. If the arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as the arbitrator was appointed.

     (c) Any award arising out of arbitration (i) shall be binding and conclusive upon the Parties; (ii) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement; (iii) may not include special, indirect, incidental, consequential, special, punitive or exemplary damages or diminution in value; (iv) may in appropriate circumstances include injunctive relief; and (v) may be entered in a court.

     (d) Arbitration shall not be deemed a waiver of any right of termination under this Agreement, and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to termination in accordance with this Agreement.

     (e) The arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

     (f) Each party shall bear its own expenses incurred in any arbitration or litigation, but any expenses related to the compensation and the costs of the arbitrator shall be borne equally by the Parties to the dispute.

     (g) If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the Parties hereunder, then the Party prevailing in that action, and any appeal thereof, shall be entitled to recover its attorney's fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered in connection therewith.

13.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set out on the signature page hereof, or at such other address or facsimile number as such party may designate by two (2) days' advance written notice to the other parties.

13.8 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement. Each member of the Group shall pay and shall be responsible for all transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest but not including any income taxes) incurred by each such company in connection with this Agreement and the Ancillary Agreements.

13.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

13.10 Entire Agreement. This Agreement, the Ancillary Agreements and the Management Contracts supersedes all other agreements including the Interim Agreement and constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                           - EXECUTION PAGE FOLLOWS -

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY

For and on behalf of MING SHING INTERNATIONAL LIMITED

Per:


/s/ Lu Chin Chien
-------------------------------------
Authorized Signatory

Address of the Company:
P.O.Box 957, Offshore Incorporations Centre,
Road Town, Tortola, British Virgin Islands

Telephone:
           --------------------------

Facsimile:
           --------------------------

THE PURCHASER

For and on behalf of XINHUA FINANCE LIMITED

Per:


/s/ Fredy Bush
-------------------------------------
Authorized Signatory

Address of the Purchaser:
Room 2003-4, Vicwood Plaza
199 Des Voeux Road Central
Hong Kong
Attn.: General Counsel

Telephone: (852) 3102 3939
Facsimile: (852) 2541 8266

THE VENDOR


/s/ Lu Chin Chien
-------------------------------------
Name: LU CHIN CHIEN

Address of the Vendor:
102, No. 22, Tongji Green Park,
Yangpu District, Shanghai, PRC

Telephone:
           --------------------------
Facsimile:
           --------------------------

THE WARRANTOR


/s/ Li Tong
-------------------------------------
Name: LI TONG

Address of the Warrantor:
No. 2403, Entrance B
No. 4 Building, Block One
Fangcheng Garden, Fengtai District
Beijing, the People's Republic of China

Telephone:
           --------------------------
Facsimile:
           --------------------------

                                   SCHEDULE A

                        CORPORATE DETAILS OF THE COMPANY

MING SHING INTERNATIONAL LIMITED

Date and place of Incorporation   British Virgin Islands

Registered Address                P.O.Box 957, Offshore Incorporations Centre,
                                  Road Town, Tortola, British Virgin Islands

Authorized share capital          US$50,000 divided into 50,000 shares of
                                  US$1.00 each

Issued share capital              1,000 shares of US$1.00 each

Shareholder                       Shareholder Name   No. of Ordinary Shares
                                  ----------------   ----------------------
                                  Lu Chin Chien               1,000
                                                              -----
                                  TOTAL:                      1,000
                                                              =====
Director                          Lu Chin Chien

                                   SCHEDULE B

                              SCHEDULE OF THE GROUP

At Release, the Group shall be comprised of the following, all free and clear of all Encumbrances.

Company owns the following companies:

(1) all the shares in Upper Will which, in turn, holds the entire issued share capital in Active and which, in turn, holds 100% interests in Huoli;

(2) indirect control (through Purchser's Nominees) 100% interest in Taide which, in turn, holds the following:

     (i)  80% interest in Beijing Longmei;

     (ii) 80% interest in Beijing Jinlong;

     (iii) 80% interest in Yuanxin;

     (iv) 80% interest in Shangtuo Zhiyang.

                                   SCHEDULE C

                       LIST OF INTERNAL CONTROL AGREEMENTS

A. FOR TAIDE

1.   FOR LI TONG

     a)   Equity pledge agreement among Li Tong, Huoli and Taide;

     b) Exclusive conditional equity purchase agreement between Li Tong and Huoli;

     c)   Subrogation agreement among Li Tong, Huoli and Taide; and

2.   FOR MO HAI HONG

     a)   Equity pledge agreement among Mo Hai Hong, Huoli and Taide;

     b) Exclusive conditional equity purchase agreement between Mo Hai Hong and Huoli;

     c)   Subrogation agreement among Mo Hai Hong, Huoli and Taide

B. FOR SHENZHEN ACTIVE TRINITY

1.   FOR WANG YONG HONG

     a) Secured promissory note to be issued by Wang Yong Hong in favour of Huoli;

     b) Equity pledge agreement among Wang Yong Hong, Huoli and Shenzhen Active Trinity;

     c) Exclusive conditional equity purchase agreement between Wang Yong Hong and Huoli;

     d) Subrogation agreement among Wang Yong Hong, Huoli and Shenzhen Active Trinity;

     e)   Declaration by spouse of Wang Yong Hong;

     f) Directors' resolution of Shenzhen Active Trinity approving the internal arrangements;

     g) Waiver of right of first refusal of equity interest in Shenzhen Active Trinity;

     h) Letter of resignation signed in blank by directors of Shenzhen Active Trinity;

     i) Shareholders' resolution of Shenzhen Active Trinity signed in blank approving resignation of directors of Shenzhen Active Trinity;

     j) Letter of resignation signed in blank by legal representative of Shenzhen Active Trinity; and

     k) Shareholders' resolution of Shenzhen Active Trinity signed in blank approving resignation of legal representative of Shenzhen Active Trinity; and

2.   FOR ERIC AN

     a) Secured promissory note to be issued by Wang Yong Hong in favour of Huoli;

     b) Equity pledge agreement among Wang Yong Hong, Huoli and Shenzhen Active Trinity;

     c) Exclusive conditional equity purchase agreement between Wang Yong Hong and Huoli;

     d) Subrogation agreement among Wang Yong Hong, Huoli and Shenzhen Active Trinity;

     e)   Declaration by spouse of Wang Yong Hong;

     f) Directors' resolution of Shenzhen Active Trinity approving the internal arrangements;

     g) Waiver of right of first refusal of equity interest in Shenzhen Active Trinity;

     h) Letter of resignation signed in blank by directors of Shenzhen Active Trinity;

     i) Shareholders' resolution of Shenzhen Active Trinity signed in blank approving resignation of directors of Shenzhen Active Trinity;

     j) Letter of resignation signed in blank by legal representative of Shenzhen Active Trinity; and

     k) Shareholders' resolution of Shenzhen Active Trinity signed in blank approving resignation of legal representative of Shenzhen Active Trinity.

                                   SCHEDULE D

            CORPORATE DETAILS OF THE GROUP IMMEDIATELY FOLLOWING THE
                             RELEASE AND AT CLOSING

THE COMPANY

Date and place of Incorporation   British Virgin Islands

Registered Address                P.O.Box 957, Offshore Incorporations Centre,
                                  Road Town, Tortola, British Virgin Islands

Authorized share capital          US$50,000 divided into 50,000 shares of
                                  US$1.00 each

Issued share capital              1,000 shares of US$1,000 each

Shareholder                       Shareholder Name         No. of Ordinary Shares
                                  ----------------         ----------------------
                                  Xinhua Finance Limited            1,000
                                                                    -----
                                  TOTAL:                            1,000
                                                                    =====
Director                          Lu Chin Chien
                                  Li Tong
                                  Loretta Fredy Bush*
                                  John Michael Barbera*
                                  Chi Sum Andrew Chang*

                                  *    To be nominated on 2 January 2006

UPPER WILL

Date and place of Incorporation   10 November 2005, British Virgin Islands

Registered Address                P.O.Box 957, Offshore Incorporations Centre,
                                  Road Town, Tortola, British Virgin Islands

Authorized share capital          US$50,000 divided into 50,000 shares of
                                  US$1.00 each

Issued share capital              US$2.00 divided into 2 shares of US$1.00 each

Shareholder                       Shareholder Name                   No. of Ordinary Shares
                                  ----------------                   ----------------------
                                  Ming Shing International Limited              2

                                  TOTAL:                             2

Directors                         Lit Ying Yeung
                                  Li Tong
                                  Loretta Fredy Bush*
                                  John Michael Barbera*
                                  Chi Sum Andrew Chang*

                                  *    To be nominated on 2 January 2006

ACTIVE

Date of Incorporation             17 February 1997
Place of Incorporation            Hong Kong
Certificate of Incorporation No.  595557
Business Registration No.         20667773-000-02-05-7
Authorized Capital                HK$10,000.00 divided into 10,000 ordinary shares of
                                  HK$1.00 each
Address of Registered Office      21/F., On Hong Commercial Building, 145 Hennessy
                                  Road, Wanchai, Hong Kong.
Location of Statutory Records     21/F., On Hong Commercial Building, 145 Hennessy
                                  Road, Wanchai, Hong Kong.
Location of Common Seal           21/F., On Hong Commercial Building, 145 Hennessy
                                  Road, Wanchai, Hong Kong.
Shareholding Structure            Registered                                 No of shares
                                  Shareholder             Beneficial Owner       held
                                  -----------             ----------------   ------------
                                  Upper Will                                       2
Names of Directors                Lit Ying Yeung
                                  Li Tong
                                  Loretta Fredy Bush*
                                  John Michael Barbera*
                                  Chi Sum Andrew Chang*

                                  *    To be nominated on 2 January 2006

Name of Company Secretary         Lit Ying Yeung
Name of Auditors                  Sunny Leung & Company, Certified Public Accountants
Subsidiaries and Shareholdings    Holding 100% of the total equity interest in Huoli

                     CORPORATE DETAILS OF THE PRC COMPANIES

HUOLI

Registered capital                 US$300,000

Shareholder and its shareholding   Active 100%

Scope of operation                 Design, production, agency, distribution of
                                   advertisements. Illegal operations are
                                   prohibited. Licenses are obtained where
                                   necessary.

Subsidiaries and Shareholdings     NIL

Directors                          Wang Yong Hong
                                   An Li Zhang
                                   Zhang Wen Jin
                                   Lit Ying Yeung
                                   Li Tong

TAIDE

Registered capital                 RMB 10 million

Shareholder and its shareholding   Wang Yong Hong holds 50% equity Eric An holds
                                   50% equity

Scope of operation                 Design, production, agency, distribution of
                                   advertisements, adversting consulting etc.

Subsidiaries and Shareholdings     Holder of 80% of the total equity interest in
                                   each of Shangtuo Zhiyang, Beijing Longmei,
                                   Beijing Jinlong and Yuanxin

Directors                          Wang Yong Hong
                                   An Li Zhang
                                   Zhang Wen Jin
                                   Lit Ying Yeung
                                   Li Tong

BEIJING JINLONG

Registered capital                 RMB 500 thousand

Shareholder and its shareholding   Taide holds 80% equity
                                   Zhou Jia and Zhang Yuyu holds 10%
                                   respectively

Scope of operation                 Design, production, agency, distribution of
                                   advertisements, adversting consulting etc.

Subsidiaries and Shareholdings     NIL

Director                           Liu Weidong

BEIJING LONGMEI

Registered capital                 RMB 500 thousand

Shareholder and its shareholding   Taide holds 80% equity
                                   Zhou Jia and Zhang Yiran holds 10%
                                   respectively

Scope of operation                 Design, production and distribution of
                                   advertisements

Subsidiaries and Shareholdings     NIL

Director                           Liu Weidong

YUANXIN

Registered capital                 RMB 2 million

Shareholder and its shareholding   Taide holds 80% equity
                                   Mo Haihong holds 20% equity

Scope of operation                 Subcontracts of advertising design,
                                   production, agency, distribution of
                                   advertisements, information consulting etc.
                                   Licenses are obtained where necessary.

Subsidiaries and Shareholdings     NIL

Director                           Liu Weidong

SHANGTUO ZHIYANG

Registered capital                 RMB 1 million

Shareholder and its shareholding   Taide holds 80% equity
                                   Wang Xiaoyu holds 20% equity

Subsidiaries and Shareholdings     NIL

Directors                          Zhang Wen Jin
                                   An Li Zhang
                                   Wang Xiaoyu

SHENZHEN ACTIVE TRINITY

Registered capital                 [To be Finalized]

Shareholder and its shareholding   Zhang Wen Jin holds 50% equity
                                   Eric An holds 50% equity

Scope of operation                 [To be Finalized]

Subsidiaries and Shareholdings     NIL

                                   SCHEDULE E

                               MATERIAL CONTRACTS

[List of onshore and offshore material contracts, which include agreements such as volume discount agreements, distribution agreements, service provision agreements and exclusive agency agreements.]

                                   SCHEDULE F

                                     LEASES

                    [List of leases under each subsidiary.]

                                   SCHEDULE G

[Form of management contracts between Active Advertising Agency Co., Ltd. And its executives.]

                                   SCHEDULE H

                        LIST OF BANK ACCOUNTS AND DETAILS

                [List of bank accounts under the PRC companies.]

                                   SCHEDULE I

                           LIST OF KEY MANAGEMENT TEAM

[Names of key officers of the PRC companies.]

                                   SCHEDULE J

                             COMPANY'S DELIVERABLES

THE COMPANY (TO BE DELIVERED TO PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONG KONG)

     1.   Certificate of Incorporation of the Company (2.4(a) + 2.5(j));

     2.   Memorandum and Articles of Association of the Company (2.4(a) +
          2.5(j));

     3.   Certified copy of the articles of association of the Company
          (2.5(a)(ii));

     4.   Statutory records of the Company which comprise (2.4(a) + 2.5(j)):

          a)   Register of directors;

          b)   Register of members;

          c)   Register of transfers;

          d)   Register of secretary;

          e)   Register of charges;

          f)   Minutes of all directors' meeting and directors' resolution;

          g) Minutes of all shareholders' meeting and shareholders' resolution;

     5.   Share certificate book of the Company (2.4(a) + 2.5(j));

     6.   Company chop and company seal (2.4(a) + 2.5(j));

     7.   Documents relating to the transfer of the Sale Shares:

          a) Undated instrument of transfer executed by Lu for the transfer of the Sale Shares by the Vendor in favour of the Purchaser (2.5(a));

          b) Certified copy of the directors' resolution approving the transfer of the Sale Shares (2.5(a)(iii));

     8. Documents relating to the resignation and appointment of directors and chairman:

          a) Directors' meeting approving the appointment of John Barbera, Fredy Bush, Andrew Chang and Li Tong as additional directors and Fredy Bush as chairman nominated by the Purchaser (2.11 & 2.5(j));

          b)   Consent to act as director for each of:

               i.   John Barbera,

               ii.  Fredy Bush

               iii. Andrew Chang

               iv.  Li Tong

     9. Authorization given by the Company to the Company's agent in the British Virgin Islands responsible for keeping the originals of its corporate records to receive and accept instructions from the Purchaser and its agents and acknowledged by such British Virgin Islands agent, all in form and substance satisfactory to the Purchaser (2.4(b));

     10. Certificate issued by an officer of the Company confirming that the Company is not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings contained in the Share Purchase Agreement (2.4(c));

     11. Written confirmation by the Vendor that the Vendor is not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings contained in the Agreement (2.5(f)).

                                   SCHEDULE K

                           REORGANIZATION DELIVERABLES

THE ORIGINALS OF EACH OF THE FOLLOWING UNLESS OTHERWISE INDICATED:

A. BEIJING TAIDE ADVERTISING CO., LTD. (TO BE DELIVERED AT OFFICE OF LLINKS, BEIJING)

     1.   Original and duplicate of Business License

     2.   Original and duplicate of PRC Institution Code

     3.   Company's Chop

     4.   Financial Chop

     5. Contract Chop (If any, and written confirmation in case there is no such chop)

     6. Original and duplicate of tax registration certificate for state and local tax

     7.   Management contracts

     8.   Non-competition agreement

     9. Deliverables regarding the equity transfer from Li, tong and Mo, Haihong to the nominees of XFL Such documents shall include all documents submitted to the SAIC, including but not limited to the following)

          (1) Minute of shareholders meeting on the equity transfer and amended AOA reflecting, new shareholders and new legal representative

          (2) Declaration of the other shareholders on the waiver of preemptive rights

          (3)  Equity Transfer Agreement

          (4)  Signed internal control documents (As listed under paragraph 11)

          (5)  Application of change

          (6)  New capital verification certification (with company chop)

          (7)  New shareholders' register (with company chop)

     9.   AIC's reply indicating acceptance of application for equity transfer

     10. Li Tong and Mo Hai Hong executed a written agreement undertaking to sign a written confirmation on receipt of purchase money after release by Xinhua.

B. BEIJING LONGMEI TELEVISION AND BROADCAST ADVERTISING CO., LTD. (TO BE DELIVERED AT OFFICE OF LLINKS, BEIJING)

     11.  Original and duplicate of Business License

     12.  Original and duplicate of PRC Institution Code

     13.  Company's Chop

     14.  Financial Chop

     15. Contract chop (If any, and written confirmation in case there is no such chop)

     16. Original and duplicate of tax registration certificate (state and local tax)

     17.  New articles of association

     18.  Management contracts

     19. Deliverables regarding the equity transfer of Beijing Taide acquiring 80% equity interests, including but not limited to:

          (1)  Application for change

          (2) Minute of shareholders meeting approving the equity transfer and amendment to AOA

          (3) Letter of resignation signed in blank by the two existing directors;

          (4) Declaration of the other shareholders on the waiver of preemptive rights

          (5)  Equity Transfer Agreement

          (6)  The revised Article of Association after the equity transfer

          (7) The Investment Certificates issued by the Company to the shareholders after the equity transfer

          (8)  The list of shareholders after the equity transfer

          (9) Confirmation that transferee has received all equity transfer consideration

C BEIJING JINLONG RUNXIN ADVERTISING CO., LTD. (TO BE DELIVERED AT OFFICE OF LLINKS, BEIJING)

     1.   Original and duplicate of Business License

     2.   Original and duplicate of PRC Institution Code

     3.   Company's Chop

     4.   Financial chop

     5.   If any, and written confirmation in case there is no such chop

     6.   Tax registration (state and local)

     7.   New articles of association

     8.   Management contract

     9.   Non-compete agreement

     10. Deliverables regarding the equity transfer of Beijing Taide acquiring 80% equity interests

          (1)  Certified copy of Application of change

          (2)  Minute of shareholders meeting on the equity transfer

          (3)  Letter of resignation by existing director;

          (4) Declaration of the other shareholders on the waiver of preemptive rights

          (5)  Equity Transfer Agreement

          (6)  The revised Article of Association after the equity transfer

          (7) The Investment Certificates issued by the Company to the shareholders after the equity transfer

          (8)  The list of shareholders after the equity transfer

          (9) Confirmation from the transferee of receipt of all consideration for equity transfer

          (10) Taide already holds 80% equity of the Company and other commerce and industry registration certifying the completion of restructuring

D SHANGHAI YUANXIN ADVERTISING CO., LTD. (TO BE DELIVERED AT OFFICE OF LLINKS, SHANGHAI)

     1.   Original and duplicate of Business License

     2.   Original and duplicate of PRC Institution Code

     3.   Company's Chop

     4.   Financial chop

     5. Contract chop (If any, and written confirmation in case there is no such chop)

     6.   Tax registration (original and copy, including state and local)

     7.   New articles of association

     8.   Management contract

     9.   Non-compete agreement

     10. Deliverables regarding the equity transfer of Beijing Taide acquiring 80% equity interests

          (1)  Minute of shareholders meeting on the equity transfer

          (2) Declaration of the other shareholders on the waiver of preemptive rights

          (3)  Equity Transfer Agreement

          (4)  The revised Article of Association after the equity transfer

          (5) The Investment Certificates issued by the Company to the shareholders after the equity transfer

          (6)  The list of shareholders after the equity transfer

          (7) Transferor has already received a written confirmation on receipt of all purchase price.

     11. Shareholders resolution and all other necessary documents to amend the AoA such that shareholders' approval will be passed by a simple majority.

E SHANGTUO ZHIYANG INTERNATIONAL ADVERTISING CO., LTD. (TO BE DELIVERED AT OFFICE OF LLINKS, BEIJING)

     1.   Original and duplicate of Business License

     2. Original and duplicate of PRC Institution Code (If any, written confirmation is required if such certificate not obtained)

     3.   Company's Chop

     4.   Financial Chop

     5.   Article of Association

     6. Contract chop (If any, and written confirmation in case there is no such chop)

     7. The Company signs a written deed undertaking to transfer the financial privilege to Xinhua's designated personnel upon receipt of such privilege.

     8. Tax registration (orginal and copy, including state and local) (If any, written confirmation is required if such certificate not obtained)

     9. Capital inspection and related bank statements upon the Company's incorporation

          Capital Verification Report on the set up of the company or other similar documents

     10.  The lease contract on the registered office

     11.  The list of shareholders of the company

     12.  The Investment Certificates issued by the Company to the shareholders

     13.  The Employment Agreement between the company and the new employees

     14.  Management Contract

     15.  Non-compete agreement

F ACTIVE ADVERTISING CO., LTD. (GUANGZHOU)(TO BE DELIVERED AT OFFICE OF PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONGKONG)

     1.   Original and duplicate of Business License

     2.   Original and duplicate of PRC Institution Code

     3.   Company's Chop

     4.   Certificate of approval for foreign invested enterprise

     5.   Approval for the establishment of the company

     6.   Capital verification report

     7.   New articles of association

     8.   Foreign exchange registration certificate

     9. Original and duplicate tax registration certificate (state and local tax)

     10.  Financial registration certificate

     11.  Social insurance registration certificate

     12.  Account opening permit

     13.  Financial chop

     14. Contract chop (If any, and written confirmation in case there is no such chop)

     15.  Management contract

(References to clauses herein are references to clauses of the Agreement.)

G THE COMPANY (TO BE DELIVERED TO PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONG KONG)

     1.   Certificate of Incorporation of the Company (2.4(a) + 2.5(j));

     2.   Memorandum and Articles of Association of the Company (2.4(a) +
          2.5(j));

     3.   Certified copy of the articles of association of the Company
          (2.5(a)(ii));

     4.   Statutory records of the Company which comprise (2.4(a) + 2.5(j)):

          a)   Register of directors;

          b)   Register of members;

          c)   Register of transfers;

          d)   Register of secretary;

          e)   Register of charges;

          f)   Minutes of all directors' meeting and directors' resolution;

          g) Minutes of all shareholders' meeting and shareholders' resolution;

     5)   Share certificate book of the Company (2.4(a) + 2.5(j));

     6)   Company chop and company seal (2.4(a) + 2.5(j));

     7)   Documents relating to the transfer of the Sale Shares:

          a) Undated instrument of transfer executed by Lu for the transfer of the Sale Shares by the Vendor in favour of the Purchaser (2.5(a));

          b) Certified copy of the directors' resolution approving the transfer of the Sale Shares (2.5(a)(iii));

     8. Documents relating to the resignation and appointment of directors and chairman:

          1. Directors' meeting approving the appointment of John Barbera, Fredy Bush, Andrew Chang and Li Tong as additional directors and such person as chairman nominated by the Purchaser (2.11 & 2.5(j));

          2.   Consent to act as director for each of:

               i.   John Barbera,

               ii.  Fredy Bush

               iii. Andrew Chang

               iv.  Li Tong

     9. Authorization given by the Company to the Company's agent in the British Virgin Islands responsible for keeping the originals of its corporate records to receive and accept instructions from the Purchaser and its agents and acknowledged by such British Virgin Islands agent, all in form and substance satisfactory to the Purchaser (2.4(b));

     10. Certificate issued by an officer of the Company confirming that the Company is not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings contained in the Share Purchase Agreement (2.4(c));

     11. Written confirmation by the Vendor that the Vendor is not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings contained in the Agreement (2.5(f)).

H UPPER WILL (TO BE DELIVERED TO PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONG KONG)

     Pursuant to Clause 2.5(j) of the SPA.

     1.   Certificate of Incorporation of Upper Will (2.5(j));

     2.   Memorandum and Articles of Association of Upper Will (2.5(j));

     3.   Statutory records of Upper Will which comprise (2.5(j)):

          a)   Register of directors;

          b)   Register of members;

          c)   Register of transfers;

          d)   Register of secretary;

          e)   Register of charges;

          f)   Minutes of all directors' meeting and directors' resolutions;

          g) Minutes of all shareholders' meeting and shareholders' resolutions;

     4.   Share certificate book of Upper Will (2.5(j));

     5.   Company chop and seal of Upper Will (2.5(j));

     6. Documents necessary to effect the vesting in Upper Will all the shares of Active (2.5(j)):

          a) Board Resolutions of Upper Will approving the acquisition of shares in Active

          b) Board Resolutions of Active approving the transfer of shares to Upper Will

          c) Instrument of Transfers duly stamped representing the transfer of one share from each of Lit Ying Yeung and Leung Chiu Wan to Upper Will

          d) Bought and Sold Note duly stamped representing the transfer of one share from each of Lit Ying Yeung and Leung Chiu Wan to Upper Will

     7. Documents relating to the resignation and appointment of directors (2.5(j)):

          a)   Undated resignations of:

               i.   Leung Chiu Wan;

          b)   Consent to act as Directors of Upper Will, for:

               i.   Fredy Bush;

               ii.  John Barbera; and

               iii. Andrew Chang

               iv.  Li Tong

          c) Directors' meeting approving the appointment of Fredy Bush, John Barbera, Andrew Chang and Li Tong as additional directors and such person as chairman nominated by the Purchaser;

     8. Authorization given by Upper Will to Upper Will's agent in the British Virgin Islands responsible for keeping the originals of its corporate records to receive and accept instructions from the Purchaser and its agents and acknowledged by such British Virgin Islands agent, all in form and substance satisfactory to the Purchaser (2.5(j));

I ACTIVE (TO BE DELIVERED TO PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONGKONG)

     1.   Certificate of Incorporation of Active (2.5(j));

     2.   Memorandum and Articles of Association of Active (2.5(j));

     3. Certified copy of Business registration certificate (expired or effective) of Active (2.5(j));

     4.   Statutory records of Active which comprise (2.5(j)):

          a.   Register of directors;

          b.   Register of members;

          c.   Register of transfers;

          d.   Register of secretary;

          e.   Register of charges;

          f.   Minutes of all directors' meeting and directors' resolutions;

          g. Minutes of all shareholders' meeting and shareholders' resolutions;

     5. All corporate documents filed with the Companies Registry of Hong Kong (2.5(j));

     6.   Share certificate book of Active (2.5(j));

     7.   Company chop and company seal of Active (2.5(j));

     8. Documents relating to the resignation and appointment of directors and chairman (2.5(j)):

          a)   Undated letter of resignation of:

               i.   Leung Chiu Wan;

          b)   Consent to act as Directors of Active for;

               i.   John Barbera;

               ii.  Fredy Bush;

               iii. Andrew Chang

               iv.  Li Tong;

          c) Directors' meeting approving the appointment of John Barbera, Fredy Bush, Andrew Chang and Li Tong as additional directors and such person as chairman nominated by the Purchaser;

     9.   Documents evidencing transfer of shares to Upper Will (2.5(j)):

          a) Share Certificate of Active representing one share issued to Upper Will;

          b) cancelled share certificates issued to Lit Ying Yeung and Leung Chiu Wan;

     10. Signed non-competition undertakings and release in the form set out in Schedule N for (2.5(b)):

          a)   Tony Chan;

          b)   Lit Ying Yeung

          c)   Leung Chiu Wan;

     11.  Management Contracts duly executed and delivered by (2.5 (h)(i):

          a)   Leung Chiu Wan;

          b)   Lit Ying Yeung;

          c)   Yau Siu Shan;

     12.  Employment contracts with the former employees of Trinity:

          a)   Lau Ka Ki;

          b)   Lam Wan;

          c)   Wong Yan;

          d)   Chow Wai Man;

          e)   Yip Heung Yan;

          f)   Chan Siu Ching; and

          g)   Chan Wing Wai

     13.  Certified copy of CEPA documents, consisting of (2.5(j), 2.12 &
          4.1(y)):

          a) Certificate of Hong Kong Service Supplier issued by the Trade and Industry Department of Hong Kong;

          b)   Statement of Lie Yingyang;

          c)   Employee report dated 3 August 2004;

          d) Board resolution approving certificate of applying for CEPA - certificate of Hong Kong Service Supplier dated 3 August 2004;

          e)   Tenancy report dated 3 August 2004;

          f)   Financial and business certificate dated 3 August 2004.

J TRINITY (TO BE DELIVERED TO PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONGKONG

     1.   Certificate of Incorporation of Trinity (2.5(j));

     2.   Memorandum and Articles of Association of Trinity (2.5(j));

     3. Certified copy of Business registration certificate (expired or effective) of Trinity (2.5(j));

     4.   Statutory records of Trinity which comprise (2.5(j)):

          a)   Register of directors;

          b)   Register of members;

          c)   Register of transfers;

          d)   Register of secretary;

          e)   Register of charges;

          f)   Minutes of all directors' meeting and directors' resolutions;

          g) Minutes of all shareholders' meeting and shareholders' resolutions;

     5. All corporate documents filed with the Companies Registry of Hong Kong (2.5(j));

     6.   Share certificate book of Trinity (2.5(j));

     7.   Company chop and company seal of Trinity (2.5(j));

     8.   Termination notices to the following:

          a)   Lau Ka Ki;

          b)   Lam Wan;

          c)   Wong Yan;

          d)   Chow Wai Man;

          e)   Yip Heung Yan;

          f)   Chan Siu Ching; and

          g)   Chan Wing Wai

     9. Director's resolution approving the change in company secretary to King Secretaries Limited;

     10.  Letter of resignation by existing company secretary of Trinity;

     11.  Duly signed Form D2A for change of company secretary;

     12. Undated share transfer forms signed in blank by Garnerian Worldwide Ltd. transferring 40 shares to Upper Will;

     13. Undated share transfer form signed in blank by Swarkin Holding Limited transferring 60 shares to Upper Will;

     14. Undated directors' resolution of Trinity signed in blank by Garnerian Worldwide Ltd. and Swarkin Holding Limited approving the transfer of shares to Upper Will;

     15. Share certificate of Trinity issued to Garnerian Worldwide Ltd. for 40 shares;

     16. Share certificate of Trinity issued to Swarkin Holding Limited for 60 shares;

     17.  Share register of Trinity.

K INTERNAL ARRANGEMENT DOCUMENTS (TO BE DELIVERED TO PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONG KONG (2.5(H)(II))

A. FOR TAIDE

1.   FOR LI TONG

     a)   Equity pledge agreement among Li Tong, Huoli and Taide;

     b) Exclusive conditional equity purchase agreement between Li Tong and Huoli; and

     c)   Subrogation agreement among Li Tong, Huoli and Taide

2.   FOR MO HAIHONG

     a)   Equity pledge agreement among Mo Hai Hong, Huoli and Taide;

     b) Exclusive conditional equity purchase agreement between Mo Hai Hong and Huoli; and

     c)   Subrogation agreement among Mo Hai Hong, Huoli and Taide;

L    OTHER

SHENZHEN ACTIVE TRINITY CO., LTD. (TO BE DELIVERED AT OFFICE OF PRESTON GATES & ELLIS AT 35TH FLOOR, TWO INTERNATIONAL FINANCE CENTRE, 8 FINANCE STREET, CENTRAL, HONGKONG)

1. The Employment Agreement (signed by the employees without dating, to be effective on January 1, 2006)

2.   Termination notice with former employee and non-compete agreement

                                   SCHEDULE L

  LIST OF PERSONS TO ENTER INTO DEED OF NON-COMPETITION UNDERTAKING AND RELEASE

1.   Lit Ying Yeung
2.   Leung Chiu Wan
3.   Chan Ka Chun
4.   Wang Xiaoyu
5.   Yan Weimin
6.   Liu Weidong
7.   Zhou Jia

                                   SCHEDULE M

             FORM OF DEED OF NON-COMPETITION UNDERTAKING AND RELEASE

                 DEED OF NON-COMPETITION UNDERTAKING AND RELEASE

THIS DEED is entered into on the ______________ day of December 2005

BY

[Name] of [address] (the "SUBJECT")

IN FAVOUR OF

[Name of Company that person is employed by or transferred interest in], a [type of incorporation] with a registered address of [address] (the "COMPANY");

XINHUA FINANCE LIMITED, a company incorporated under the laws of the Cayman Islands (the "Purchaser").

WHEREAS:

1. All or part of Subject's Interest (as defined below) has or will be beneficially acquired by XFL pursuant to the sale and purchase agreement entered into between XFL, Lu Chin Chien, Li Tong and Ming Shing International Limited on [insert date] (the "PURCHASE AGREEMENT').

2. It is a condition of the closing of the transactions contemplated by the Purchase Agreement that the Subject execute and deliver this Agreement.

THIS DEED WITNESSES as follows:

1. Definitions. In this Deed the following words shall have the following meanings:

     "AFFILIATES" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "CLIENT" means an individual or entity to whom any member of the Group has provided analysis, services or products in Hong Kong or the PRC in respect of the businesses fo the Group as at the date of this Deed within two years prior to the commencement of and during the Non-Compete Period.

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "GROUP" means Taide, Upper Will Enterprises Limited, Active Advertising Agency Limited, Beijing Jinlong, Beijing Longmei, Beijing Shangtuo, Huoli, Shangtuo Zhiyang, Yuanxin.

     "PERSON" or "PERSONS" means any natural person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority;

     "SUBJECT'S INTEREST" means any interest that the Subject holds or has held in the equity of the Company.

2. Non Competition. The Subject hereby agrees that he shall not (without the written consent of the Company or XFL) for the period of 4 years from the date that the Subject transfers the Subject's Interest to a third party (the "NON-COMPETE PERIOD"), neither it nor any of its Affiliates will:

     (a) either on its own account or through any of its Affiliates, or in conjunction with or on behalf of any other person, will on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the businesses (of the same business of the Company as at the date of this Deed) of any member of the Group in Hong Kong or the PRC; and

     (b) either on its own account or through any of its Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any member of the Group any person for the purpose of carrying on any business in direct competition with the business (of the same business of the Group as at the date of this Deed) of any member of the Group in Hong Kong or the PRC who is or shall have been at the date of or within twelve (12) months prior to such cessation a director, officer, legal representative, manager or employee of any such member of the Group whether or not such person would commit a breach of contract by reason of leaving such employment.

3. Nonsolicitation of Clients. During the Non-Compete Period, the Subject shall not other than in connection with his or her employment with and for the benefit of the Group, directly or indirectly, either individually or as a principal, partner, member, manager, agent, employee, employer, consultant, independent contractor, stockholder, joint venturer or investor, or as a director or officer of any corporation, limited liability company, partnership or other entity, or in any other manner or capacity whatsoever,

     (a) solicit or divert or attempt to solicit or divert from the Group any business with any Client;

     (b) solicit or divert or attempt to solicit or divert from the Group any business with any person or entity who was being solicited as a Client by the Group;

     (c) induce or cause, or attempt to induce or cause, any salesperson, supplier, vendor, representative, independent contractor, broker, agent or other person transacting business with any member of the Group to terminate or modify such relationship or association or to represent, distribute or sell services or products in competition with services or products of the Group; or

     (d) otherwise provide any services or products to any Client that are or have been provided by any member of the Group.

4. Separate Obligations. Each and every obligation under Clauses 2 and 3 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from Clauses 2 or 3 and any such deletion shall not affect the enforceability of all such parts of Clauses 2 and 3 as remain not so deleted.

5. Reasonableness. While the restrictions contained in Clauses 2 and 3 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

6. Equitable Relief. The Parties agree that Company's rights under this Deed are special and unique, and that any violation thereof by the Subject would not be adequately compensated by money damages, and the Subject hereby grants to the any relevant Person the right to specifically enforce (including injunctive relief or analogous proceedings) the terms of this Deed. In any proceeding, in equity or law, the Subject specifically waives any defense that there is an adequate remedy at law for any violations of the terms of this Deed.

7. Release. The Subject hereby irrevocably, unconditionally and absolutely releases (i) the Company and the Purchaser, (ii) the transferee of the Subject's Interest and (iii) any subsequent holder of title of any part of the Subject's Interest, of any liabilities, past, present or future of any nature and howsoever arising in connection with the transfer of the Subject's Interest to any third party.

8. Governing Law and Jurisdiction. This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF this instrument has been executed and delivered as a deed by the Subject on day and year first above written.

SIGNED, SEALED AND DELIVERED            )
by                                      )
in the presence of:                     )
                                        )
                                        )
                                        )
-------------------------------------   )
Signature of Witness                    )
                                        )
                                        )
-------------------------------------   )
Name of Witness                         )

SIGNED BY                               )
for and on behalf of [Company]          )
                                        )
                                        )
SIGNED BY                               )
for and on behalf of Xinhua Finance     )
Limited                                 )
                                        )
                                        )